United States
Securities and Exchange Commission
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

POMEROY IT SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pomeroy IT Solutions, Inc., on Wednesday, May 27, 2009 at 2:00 PM EDT at the Cincinnati Airport Marriott, 2395 Progress Drive, Hebron, Kentucky.

At the meeting, we will be electing all eight (8) members of our Board of Directors, as well as ratifying the appointment of BDO Seidman, LLP, as our independent registered public accountants.

We hope that you will be able to attend the meeting.   You may vote your shares via the internet, by telephone or using the enclosed proxy card.

If you plan to attend the meeting and will need special assistance because of a disability, please contact Samantha Shirley by mail at 1020 Petersburg Road, Hebron, KY 41048 or by telephone at (859) 586-0600, extension 1402.

Very truly yours,

/s/ Richard S. Press

Richard S. Press
Chairman of the Board of Directors
Pomeroy IT Solutions, Inc.

YOUR VOTE IS IMPORTANT
Please Send in Your Vote Today

Pomeroy IT Solutions, Inc.
1020 Petersburg Road
Hebron, Kentucky 41048

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Pomeroy IT Solutions, Inc., will be held at the Cincinnati Airport Marriott, 2395 Progress Drive, Hebron, Kentucky on Wednesday, May 27, 2009, at 2:00 PM EDT for the following purposes:

1.	To elect eight (8) directors; and

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2009.

Stockholders of record at the close of business on April 6, 2009, will be entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.

Stockholders are cordially invited to attend the meeting. Please complete, execute and return the enclosed proxy card in the enclosed envelope whether or not you plan to attend so that your shares may be represented at the meeting. If you attend the meeting, you may revoke your proxy and vote in person if you choose.

By Order of the Board of Directors of
Pomeroy IT Solutions, Inc.

/s/ Kristi P. Nelson

Kristi P. Nelson, Secretary

April 23, 2009

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT!  PLEASE REVIEW YOUR PROXY MATERIALS AND SEND IN YOUR VOTE AS SOON AS POSSIBLE.

Table of Contents
Proxy Solicitation and Expenses	1

Proposal No. 1 – Election of Directors

Directors Standing For Election	2
Stock Ownership	5
Corporate Goverance	7

Meetings of the Board of Directors	7
Director Commitment and Attendance	7
Director Independence	7
Communications from Stockholders	7
Code of Ethics	8
Committees of the Board of Directors	8
Audit Committee	8

Nominating and Corporate Governance Committee	8
Compensation Committee	9
Stock Plan Committee	9

Certain Relationships and Related Transactions	9

Report of the Audit Committee	10
Executive Compensation	11

Compensation Discussion & Analysis	11
Compensation Committee Report	25
Executive Compensation Tables	25

Director Compensation	33
Compensation Committee Interlocks and Insider Participation	35
Section 16(a) Beneficial Ownership Reporting Compliance	35

Prosposal No. 2 - Ratification of Appointment of Independent Registered Accounting Firm

Background	36
Fees Paid to Independent Accountants	36
Audit Committee Pre-Approval Policy and Procedures	36
Proposal to Ratify Appointment of BDO for Fiscal 2009	37
Required Vote and Board Recommendation	37

Proposals for Next Annual Meeting	38

PROXY STATEMENT

Proxy Solicitation and Expenses

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pomeroy IT Solutions, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders, which will be held on May 27, 2009 at 2:00 PM EDT at the Cincinnati Airport Marriott, 2395 Progress Drive, Hebron, Kentucky and at any and all adjournments of that meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are first being sent to stockholders on or about April 27, 2009. The Company's principal executive offices are located at 1020 Petersburg Road, Hebron, KY 41048.  The cost of soliciting proxies in the enclosed form will be borne by the Company.

Shares represented by proxies received by the Company at or prior to the meeting will be voted according to the instructions indicated on the proxy. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other business is properly presented for action at the meeting, the persons named on the proxy card will vote according to their best judgment.

A proxy card may be revoked at any time before it is voted at the meeting by filing with the corporate secretary an instrument revoking it, by a duly executed proxy bearing a later date, or by voting in person by ballot at the meeting.

Only stockholders of record at the close of business on April 6, 2009 (the “Record Date”), will be entitled to the notice of and to vote at the meeting. On the Record Date, there were 9,757,461 shares of Common Stock outstanding and entitled to vote, and each such share is entitled to one (1) vote on each matter to be considered. Stockholders do not have cumulative voting rights in the election of directors. Tabulation of proxies and votes cast at the meeting will be counted and certified to by an independent inspector of elections.

The Company will bear the costs of the solicitation of proxies on behalf of the Board of Directors, which may include the cost of preparing, printing and mailing the proxy materials.  In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions relating thereto from beneficial owners of Common Stock.  Proxies may be solicited, without additional compensation, by directors, officers and employees of the Company by mail, telephone, telegram, facsimile, electronic mail, and in person.

A majority of the votes entitled to be cast on matters to be considered at the meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting.  Broker non-votes validly submitted will not be deemed to have been cast on any matter, although they would be counted in determining if a quorum is present.  Proxies marked “abstain” or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote “against” a matter because it represents a share present or represented at the meeting and entitled to vote.  The specific vote requirements for the proposals being submitted to stockholder vote at the Annual Meeting are set forth under the description of each proposal in this Proxy Statement.

Proposal No. 1 – Election of Directors

DIRECTORS STANDING FOR ELECTION

Eight (8) directors are to be elected at the Annual Meeting of Stockholders on May 27, 2009, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified.  Seven of the eight nominees are presently members of the Board of Directors and one of the nominees is the Company’s President and Chief Executive Officer.  The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.  The proxy solicited hereunder will be voted, unless otherwise instructed, for the election of the eight (8) nominees named below. If, for any unforeseen reason, any nominee should become unavailable, the proxies will exercise their discretion in voting for a substitute. Each of the director nominees has indicated a willingness to serve as a director if elected and it is not anticipated that any of the nominees will be unable or unwilling to serve.

The Company’s Board of Directors currently consists of eight (8) members.    The Company’s Nominating and Corporate Governance Committee recommended the slate of directors set forth below, which recommendations were approved by the Board.  Mr. Froman has been nominated to replace Mr. Keith R. Coogan, the Company’s former President and Chief Executive Officer who has decided not to run for re-election on the Board for personal reasons.  The Company appreciates and thanks Mr. Coogan for his valuable service to the Company as both a Director and the Company’s President and Chief Executive Officer.

The following contains information relating to each nominee for election to the Board of Directors:

The Board of Directors recommends that stockholders vote “FOR” the election of the eight persons nominated to serve as director.

Name, Age, Principal Occupation for Last Five Years; and Directorships in Public Corporations	Year First Elected As A Director

David G. Boucher, 66, has been a director of the Company since June 2005. Mr. Boucher is currently Chairman and Chief Executive Officer of Dave Boucher Enterprises, a consultant in distribution channels marketing. Mr. Boucher also sits on the Advisory Board of Clearpath Networks. In May 2000, Mr. Boucher, retired after 30 years with IBM Corporation where he held numerous executive positions in the IBM Personal Systems Group.	2005

Christopher C. Froman, 50, has been the Company’s President and Chief Executive Officer since January 2009.  Mr. Froman served as the Company’s Senior Vice President of Sales and Marketing for one year before he was promoted to the position of President and Chief Executive Officer.   Prior to joining Pomeroy in December of 2007, Mr. Froman served as Senior Vice President, U.S. Sales at OKI Printing Solutions, Inc., from 2003 to 2007, and Vice President of U.S. Channel Sales, and Vice President of U.S. Commercial Sales at Lexmark International, Inc., for five years.   Mr. Froman began his career at IBM Corporation where he advanced through the management ranks in the IBM PC Company.  He holds a Bachelor of Science degree in Industrial Relations from the University of North Carolina at Chapel Hill.

Ronald E. Krieg, 66, has been a director of the Company since December 2005.  Mr. Krieg is a Certified Public Accountant.  Mr. Krieg is affiliated with Jackson, Rolfes Spurgeon & Co., where he was an audit partner from August 1, 2004 to December 31, 2008.  Prior to August 1, 2004, Mr. Krieg was with Grant Thornton LLP since 1965, other than for two years when he served in the United States Marine Corps.  He became a partner in Grant Thornton LLP in 1978.  Mr. Krieg has 40 years in the practice of public accounting with a national firm, and has considerable experience in the areas of Sarbanes-Oxley and internal auditing.  He is a past president of the Cincinnati Chapter of the Institute of Internal Auditors and has served on its Board of Governors for over 30 years.  Mr. Krieg also serves as a member of the Board of Directors of CECO Environmental Corp., a publicly traded company, and serves on its Audit Committee.
2005

David B. Pomeroy, II, 59, has been a director of the Company since 1992.  From 1992 through July 2007, Mr. Pomeroy served as Chairman of the Board and was Chief Executive Officer of the Company from 1992 through June 2004.  Mr. David B. Pomeroy, II, was a founder of the first of the Company’s predecessor businesses (the “Pomeroy Companies”) in 1981. Mr. David B. Pomeroy, II, controlled the Pomeroy Companies until their reorganization into Pomeroy Computer Resources in 1992.  He served as President of the Company from 1992 through January 2001.  Mr. Pomeroy currently serves as a consultant to the Company and he has continuously served the Company in such capacity since January 2005.
1992

Richard S. Press, 70, has been a director of the Company since July 2007.  Mr. Press served as a member of Global Advisory Group of Standish Mellon Asset Management Company, an asset management firm, during 2007 and currently serves as an advisor to the firm’s Chief Executive Officer.  He has served as a Director of Transatlantic Holdings, Inc., a reinsurance company, since 2006.  Since March 2008, Mr. Press has served as a director of the Housing Authority Insurance Group, a property and casualty company serving public housing authorities.  He has served as a member of the Investment Committee of Controlled Risk Insurance Company, a medical malpractice insurance company, since September 2006.  Mr. Press served as Senior Vice President and Director, Insurance Asset Management Group, of Wellington Management Company, an asset management firm, from 1994 to 2006.  From 1982 to 1994, he served as Senior Vice President and Director, Insurance Asset Management, of Stein, Roe & Farnham, an asset management firm.  From 1964 to 1982, he served as a Vice President of Scudder Stevens & Clark, an asset management firm.  Mr. Press graduated from Brown University in 1960 with a BA. in Economics and from Harvard Business School in 1962 with an M.B.A.
2007

Michael A. Ruffolo, 47, has been a director of the Company since July 2007.  Mr. Ruffolo has served as the Chief Executive Officer of Liquid Machines, Inc., an enterprise rights management provider, since September 2004.  From August 2001 to September 2003, he served as Executive Vice President of Akamai Technologies, Inc. (“Akamai”), a global service provider for accelerating content and business processes online.  From September 2003 to March 2004, he served as Chief Operating Officer of Akamai.  From January 2000 to June 2001, he served as Executive Vice President, Global Sales, Services and Marketing, of EMC Corporation, a developer and provider of information infrastructure technology and solutions.  From 1998 to 2000, Mr. Ruffolo was President, Document Solutions Group, of Xerox Corporation, a provider of document outsourcing solutions, services, software and supplies.  From 1988 to 1998, he served in various capacities with NCR Corporation, a global technology company, including Vice President and Chief Information Officer from 1996 to 1998.  Mr. Ruffolo graduated from the University of Dayton in 1982 with a B.S., summa cum laude, in Business Administration and from Harvard Business School in 1988 with an M.B.A.
2007

Jonathan Starr, 32, has been a director of the Company since July 2007.  He was a founding member of Flagg Street Capital LLC, an investment firm, and he served as its Portfolio Manager from June 2004 to August 2008. From May 2001 to January 2003, he was a research analyst at SAB Capital Management, L.P., an opportunistic investment firm. From April 2000 to April 2001, Mr. Starr worked as an investment analyst for Blavin & Company, a value investment partnership. From June 1998 to April 2000, he was a research associate at Fidelity Management and Research Co. Mr. Starr graduated from Emory University in 1998 with a B.A., summa cum laude, in Economics and was a member of Phi Beta Kappa.
2007

Debra E. Tibey, 50, has been a director of the Company since June 2002.  Ms. Tibey is currently a consultant in the IT industry and a principal of Zoey LP, an educational publishing company that markets to the healthcare industry.  Ms. Tibey has been in the IT Industry for over 24 years and has held various senior management positions in sales and marketing. From 1988 through 2000, she worked for Ingram Micro, the world’s largest distributor of technology products and services. During her 12 year tenure with Ingram Micro she served in various leadership roles ultimately serving as Senior Vice President of Sales. She also sits on the advisory board for Coldlight Solutions and Proximetry, both of which are  closely held companies.
2002

There are no family relationships between any Director, any Executive Officer or any nominee for Director.

STOCK OWNERSHIP

The following table sets forth, as of April 6, 2009, the beneficial ownership of shares of the Company’s common stock, $.01 par value (“Common Stock”), by each director and nominee for director of the Company, each executive officer named in the Executive Compensation Tables provided herein below, each person known to the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, and by the directors and executive officers of the Company as a group.  On April 6, 2009, there were 9,757,461 shares of Common Stock outstanding.

	Amount & Nature of
Name and Address (1)	Beneficial Ownership (2)	% of Class
David B. Pomeroy, II (3)	2,022,460	20.73%
Keith R. Coogan (4)	7,500	*
Christopher C. Froman(5)	367,705	3.77%
Craig J. Propst(6)	61,250	*
Kevin G. Gregory (7)	53,500	*
Keith Blachowiak (8)	97,367	1.00%
Luther K. Kearns(9)	96,490	*
Debra E. Tibey (10)	13,300	*
Ronald E. Krieg (11)	10,246	*
David G. Boucher (12)	13,300	*
Richard S. Press (13)	14,563	*
Michael A. Ruffolo (14)	10,000	*
Jonathan Starr (15)	44,478	*
Directors and all Executive Officers as a Group (16)	2,7811,659	28.82%

FMR LLC (17)	1,226,889	12.57%
82 Devonshire Street
Boston, MA 02109

Wells Fargo and Company (18)	957,175	9.81%
420 Montgomery Street
San Francisco, CA 94104

Dimensional Fund Advisors, Inc. (19)	1,033,662	10.59%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

SC Fundamental Value Fund, L.P. (20)	1,029,660	10.55%
747 Third Avenue, 27th Floor
New York, NY 10017

(1)	The address for all directors and executive officers is the Company’s executive office at 1020 Petersburg Road, Hebron, Kentucky.

(2)
The "Beneficial Owner" of a security includes any person who shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership of such security within 60 days, based solely on information provided to the Company.

(3)	Includes 22,636 shares owned by his spouse as to which Mr. David B. Pomeroy disclaims beneficial ownership. Also includes 452,000 shares of common stock issuable upon exercise of stock options.

(4)	Mr. Coogan’s employment commenced on October 15, 2007. Mr. Coogan resigned as an officer and employee of the Company effective January 5, 2009.

(5)	Includes 90,443 restricted shares and 269,762 shares of Common Stock issuable upon exercise of stock options.

(6)	Includes 18,750 restricted shares and 42,500 shares of Common Stock issuable upon exercise of stock options.

(7)	Mr. Gregory’s employment was terminated on July 31, 2008.

(8)	Includes 32,747 restricted shares and 64,620 shares of Common Stock issuable upon exercise of stock options.

(9)	Includes 29,070 restricted shares and 67,420 shares of Common Stock issuable upon exercise of stock options.

(10)	Includes 13,300 restricted shares.

(11)	Includes 10,246 restricted shares.

(12)	Includes 13,300 restricted shares.

(13)	Includes 10,000 restricted shares.

(14)	Includes 10,000 restricted shares.

(15)	Includes 10,000 restricted shares.

(16)
Includes 896,302 of Common Stock issuable upon exercise of stock options, 237,856 restricted shares, and 22,636 shares owned by the spouse of Mr. David B. Pomeroy as to which he disclaims beneficial ownership.

(17)	Beneficial ownership information is taken from latest Schedule 13G filed February 17, 2009, for the reporting period ending December 31, 2008.

(18)
Beneficial ownership information is taken from latest Schedule 13G filed April 9, 2009, for the reporting period ending December 31, 2008.  The total number of shares represents the aggregate beneficial ownership of Wells Fargo & Company, Wells Capital Management, Inc., Wells Fargo Bank, N.A. and Wells Fargo Fund Management, LLC.

(19)
Beneficial ownership information is taken from latest Schedule 13G filed April 7, 2009, for the reporting period ending December 31, 2008.  The total shares reported reflects the aggregate of the shares owned by four investment companies and certain other commingled group trusts for which Dimensional Fund Advisors LP is an investment advisor.

(20)
Beneficial ownership information is taken from the latest Schedule 13G filed on February 13, 2009 pursuant to which SC Fundamental Value Fund, LLP reported sole voting and dispositive power over 346,820 shares and that it is part of a group that also includes SC Fundamental Value BVI, Ltd. (sole voting and dispositive power over 453,716 shares), Peter M. Collery (sole voting and dispositive power over 114,562 shares), SC Fundamental LLC, Employee Savings and Profit Sharing Plan (sole voting and dispositive power over 114,562 shares), and the following persons who may be deemed to have shared voting and dispositive power over such shares:  SC Fundamental LLC, SC-BVI Partners, PMC-BVI, Inc., SC Fundamental BVI, Inc., Peter M. Collery, Neil H. Koffler, John T. Bird, and David A. Hurwitz.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

There were fifteen (15) formal meetings of the Board of Directors in 2008. Each member of the Board of Directors attended at least seventy-five percent (75%) of (1) the aggregate of the total number of meetings of the Board, except David B. Pomeroy, II, and (2) the total number of meetings held by committees on which he or she served.    Some of Mr. Pomeroy’s absences were due to his voluntary recusal from certain meetings because he was a prospective buyer of the Company.

Director Commitment and Attendance

It is the policy of the Company that all directors should make every effort to attend in person the four (4) regularly scheduled quarterly meetings of the Board, the annual meeting held in conjunction with, or shortly after, the Company’s Annual Stockholders’ Meeting, and the associated meetings of committees of which they are members; provided, however, that members may attend such meetings by telephone or video conference if necessary to mitigate conflicts.  The Annual Meeting of Stockholders, which was held on May 29, 2008, was attended by six (6) directors.

Director Independence

The Board of Directors has determined that the following six (6) current directors are “independent” as defined by applicable law and Rule 5605(a)(2) of the NASD (formerly Rule 4200):   Debra E. Tibey, David G. Boucher, Ronald E. Krieg, Richard S. Press, Michael A. Ruffolo, and Jonathan Starr.  All of the foregoing directors are also independent as “independence” is defined for audit committee members in Rule 5605(c)(2) of the NASD (formerly 4350(d)) and SEC Rule 10A.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  The Secretary will review each stockholder communication.  The Secretary will forward to the entire Board (or to members of the Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further personal interest not shared by the other stockholders generally.

Stockholders of the Company may communicate with the Board in writing addressed to:

Board of Directors
c/o Corporate Secretary
Pomeroy IT Solutions, Inc.
1020 Petersburg Road
Hebron, KY 41048

Code of Ethics

The Company has adopted a written Code of Ethics (“Code”) that applies to our directors, officers, and employees of the Company and its subsidiaries including the Company’s Chief Executive Officer and Chief Financial Officer.  The Code is available under the corporate governance section of the Company’s website at www.pomeroy.com.  The Company will post amendments to or waivers from its Code at the same location on its website.  Additionally, the Company has incorporated ethical and conduct standards into its policies and agreements with employees.

Committees of the Board of Directors

The Board delegates various responsibilities to different Board Committees.  The standing committees of the Board are:  Audit; Compensation; Nominating and Corporate Governance; and Stock Plan.  Committee assignments are re-evaluated annually and approved by the Board at its annual meeting that follows the Annual Meeting of Stockholders.  During fiscal 2008, the Board also established the following committees: (i) Advisory Committee to work with senior management on identifying and developing long and short-term strategic planning recommendations; and (ii) Special Committee to consider the two offers to buy the Company made by Mr. Pomeroy (each of which were subsequently withdrawn) as well as explore a range of other alternative transactions that could enhance stockholder value.  The Special Committee concluded its work in November, 2008.  In February 2009, the Board established a Merger and Acquisition Committee to identify and assess possible acquisitions for the Company.  Thereafter, on February 19, 2009, Mr. Pomeroy made another offer to purchase the Company.  As a result, in February 2009, a new Special Committee was formed to consider his most recent offer as well as explore other alternative transactions that could enhance stockholder value.

Audit Committee

The Company has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was included as Exhibit B to the Company’s Proxy Statement in connection with the Company’s 2006 annual meeting of stockholders.  The Company’s Audit Committee is currently composed of three (3) independent directors (each of whom meets the independence definition contained in Rule 4200 of the NASD and SEC Rule 10A-3(b)(1)(ii)) Mr. Ronald E. Krieg, Mr.  Jonathan Starr, and Mr. David G. Boucher.  The Board of Directors has determined that Mr. Ronald E. Krieg is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee held five (5) meetings during fiscal 2008.  The Audit Committee consults with the independent auditors regarding their assessment of internal controls. It reports to the Board of Directors on these matters and recommends the independent auditors to be designated for the ensuing year.  See Report of the Audit Committee beginning on page 10.

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee which operates under a written charter adopted by the Board of Directors, a copy of which was included as Exhibit A to the Company’s Proxy Statement in connection with the Company’s 2006 annual meeting of stockholders.  The Nominating and Corporate Governance Committee held three (3) meetings during fiscal 2008.  The Company’s Nominating and Corporate Governance Committee is currently composed of two independent directors, Richard S. Press and Debra E. Tibey.  The principal functions of the Nominating and Corporate Governance Committee are to assist the Board in identifying individuals for service as directors of the Company and as Board committee members, to develop and monitor a process for evaluating Board effectiveness, and to develop, oversee and administer the establishment of the Company’s corporate governance guidelines.  This committee is comprised of independent directors as defined by applicable NASDAQ listing requirements and has adopted a formal written charter.

Candidates for Board Membership.  The Board as a whole is responsible for selecting nominees for the Board. The Nominating and Corporate Governance Committee is responsible for screening and recommending candidates. In fulfilling this role, the committee may, without obligation, receive recommendations from the Chief Executive Officer or stockholders of the Company.  The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board.  The name of any recommended candidate for director, together with a brief biological sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company stock should be sent to the attention of the Corporate Secretary of the Company.  Factors to be considered by the Nominating and Corporate Governance Committee in recommending candidates for Board membership include, but are not limited to:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•
The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, backgrounds and experience.

In recommending directors for re-election to the Board at the expiration of their terms, the Nominating and Corporate Governance Committee shall consider a director’s overall effectiveness, including whether changes in employment status, health, community activity or other factors may impair a director’s continuing contributions to the Board. The Board does not believe that adopting a set term limit for directors serves the interests of the Company.

Compensation Committee

The Company has a standing Compensation Committee which held four (4) meetings during fiscal 2008.  The committee is currently composed of two independent directors, Michael A. Ruffolo and David G. Boucher. This committee reviews the compensation paid by the Company and makes recommendations on these matters to the Board of Directors.  The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which was filed as Appendix B to the Company’s proxy statement for the 2007 Annual Meeting of Stockholders.

Stock Plan Committee

The Company has a standing Stock Plan Committee, currently consisting of Mr. Michael A. Ruffolo. This committee administers the 2002 Amended and Restated Stock Incentive Plan.  During fiscal 2008, this committee held no formal meeting.

Certain Relationships and Related Transactions

The Company has leased facilities in Hebron, Kentucky since 1994 on a 33 acre campus that provides the Company consolidated facilities, ease of access, and the ability to expand. These facilities include the Company's headquarters (58,000 square feet), distribution facility (161,417 square feet) and national call center/depot repair facility (76,664 square feet). The Company leases this property from an entity controlled by Mr. David B. Pomeroy. These facilities were leased by the Company pursuant to a triple net lease agreement, which expires in the year 2015.  Base rental for fiscal 2008 was approximately $1.6 million, $1.55 million for 2007, and $1.5 million for 2006. The annual rental for these properties was determined on the basis of a fair market value rental opinion provided by an independent real estate company, which was updated in 2005. Monthly rental for these facilities are as follows: for the headquarters offices, $0.97 per square foot per month; for the distribution facility, $0.36 per square foot per month; and for the call center, $0.28 per square foot per month.

On January 31, 2005, the Company and Mr. David B. Pomeroy entered into a Consulting Agreement for Mr. Pomeroy (the "Consulting Agreement").  The Consulting Agreement has a term of five (5) years commencing January 5, 2005 (the "Effective Date").  The Consulting Agreement provides that Mr.  Pomeroy will be paid base compensation of $250,000 per year, and provides for the payment of certain bonuses, including a $100,000 bonus that was paid in the first quarter of 2005.  The Consulting Agreement also calls for the payment of a lump-sum cash service award in the amount of $750,000 in consideration of Mr. Pomeroy's long-standing service, contributions, and leadership to the Company which amount was paid in 2005, the payment of an annual housing allowance of $25,000 for the Company's use of certain real property in Arizona beneficially owned by Mr. Pomeroy, the continuation of medical and disability insurance coverage throughout the term of the Consulting Agreement, and the reimbursement of certain expenses incurred by Mr. Pomeroy in the performance of his duties under the Consulting Agreement.  Except as specifically set forth in the Consulting Agreement, Mr. Pomeroy is not eligible to participate in any long-term incentive plans, retirement plans, or benefit plans offered by the Company to employees.  The Consulting Agreement contains certain non-compete, nondisclosure of confidential information, and non-solicitation provisions applicable throughout the term of the Consulting Agreement, and provides that the Company will indemnify and hold harmless Mr. Pomeroy from all actions, claims, losses, etc. resulting from his good faith performance of his duties under the Consulting Agreement.

On an annual basis, each director is required to complete a questionnaire which requires disclosure of any transactions the director or his or her immediate family members or associates may have with the Company in which the director or his or her immediate family members or associates has a direct or indirect material interest. A majority of disinterested directors is required to approve transactions between the Company and interested directors or executive offices.  In addition, where appropriate, the Company engages an independent third party consultant to advise it as to fair market rates in connection with the establishment of principle terms of such a transaction.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Mr. Ronald E. Krieg, Mr. Jonathan Starr, and Mr. David G. Boucher, all of whom are independent as defined by Rule 4200 of the NASD.  The Audit Committee operates under a written charter adopted by the Board of Directors. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. BDO Seidman, LLP, the Company's independent auditor, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The role of the Audit Committee's members is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules.  The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee's members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor.  The audit committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls.  The Audit Committee meets with the independent auditor, with and without management present, to discuss internal control, financial reporting, and other topics and events that may have a significant financial impact.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor and management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 114, "The Auditor’s Communication with those Charged with Governance," and Section 204 of the Sarbanes-Oxley Act and it implementing SEC rules.

The Company's independent auditor also provided the Committee with the written disclosures concerning independence required by the applicable requirements of the Public Company Accounting Oversight Board and  the Audit Committee discussed with the independent auditor that firm's independence.

Following the Audit Committee's discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the fiscal year ended January 5, 2009.

Submitted by the Audit Committee
Ronald E. Krieg, Jonathan Starr, and David G. Boucher

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The CD&A discusses total compensation for the Company’s President and Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers for fiscal 2008.  In addition, in accordance with SEC rules, disclosure is required for up to two additional executive officers for whom disclosure would have been required but for the fact that they were no longer serving as an executive officer at the end of fiscal 2008.  Accordingly, the CD&A includes the total compensation for Mr. Kevin Gregory who resigned as the Company’s Chief Financial Officer during fiscal 2008.  The following individuals are referred to as the “Named Executive Officers” or “NEOs.”

•	Christopher C. Froman, age 50, current President and CEO, has one year and five months of service with the Company and has been the President and CEO since January 6, 2009.
•
Keith R. Coogan, age 56, served as President, CEO and a Director for all of fiscal 2008 and is currently a director, has one year and seven months of service with the Company and was the President and CEO from October 15, 2007 until January 5, 2009.

•
Craig J. Propst, age 47, Senior Vice President, Treasurer and Chief Financial Officer, has one year and two months of service with the Company and has been the Chief Financial Officer since November 6, 2008.  Mr. Propst served as the Company’s interim Chief Financial officer from August 1, 2008 until November 5, 2008.

•
Luther K. Kearns, age 62, Senior Vice President-Service Delivery and Alliances, has one year and two months of service with the Company.  Mr. Kearns has been the Senior Vice President-Service Delivery since March 17, 2008, and effective January 6, 2009, his title was changed to Senior Vice President-Service Delivery and Alliances and his role and responsibilities were expanded accordingly.

•	Keith Blachowiak, age 45, Senior Vice President of Operations and Chief Information Officer, has three and two months of service with the Company and has been the CIO since March 1, 2006.
•
Kevin G. Gregory, age 46, former Senior Vice President and Chief Financial Officer, had 2 years and seven months of service with the Company as its Chief Financial Officer from January 3, 2006 until July 31, 2008.

In addition to disclosure of the total compensation information for the NEOs, the CD&A includes a discussion of the employment agreement for P.J. Thelen, a new executive officer who was appointed Senior Vice President-Sales and Marketing, effective January 6, 2009.

Overview of the Company's Business

As a technology services and solutions provider with a comprehensive portfolio of hardware, software, technical staffing services, as well as infrastructure and lifecycle services, the Company unites core competencies in IT Outsourcing Services and Professional Services.  Some of the Company’s services include consulting, project management, application development, integration, staffing, and technology sourcing.  The Company believes that its capabilities as an end-to-end services and technology sourcing provider set it apart as a one-stop alternative.  The Company also believes that this combination helps its Fortune 1000, government, and mid-market clients realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs and improve profitability.

In recent years, the Company identified that the services portion of its business provided the greatest potential for future growth and made the strategic decision to focus on enhancing the Company's capabilities as an IT services provider.  In connection with its emphasis on being an IT services provider, the Company identified the need to hire key executive talent in the areas of human resources and sales/marketing.

The Compensation Committee

The Compensation Committee of the Board of Directors is currently composed of two independent directors, Mr. Michael A. Ruffolo and Mr. David G. Boucher. The Compensation Committee is responsible for the establishment and oversight of the Company's program for executive compensation. This program is designed to meet the objectives of attracting, retaining and motivating executive employees and providing a balance of short-term and long-term incentives that can recognize individual contributions from an executive and the overall operating and financial results of the Company.

Objectives of the Company's Compensation Program

Compensation opportunities must be adequate to enable the Company to compete effectively in the labor market for qualified executives. The objectives of the Company's program for executive compensation include compensation that is competitive with the market, is tied to individual performance, is tied to the Company's performance and creates long-term incentives that are aligned with the Company's stockholders.  The Company’s compensation program is designed to reward sustained attainment of Company goals and objectives.   The Committee relies upon proxy statements, executive compensation surveys, and a nationally recognized compensation consultant, for data on current market pay practices.  In 2008, the Company retained a compensation consultant to conduct a competitive pay analysis for the Company’s executive officers.  The results of this analysis determined that executive compensation is in line with general industry and the technology industry.

The primary elements of the Company's compensation program for executives consist of base salary, potential for quarterly and annual cash bonus opportunities, along with stock options and restricted stock awards. The Compensation Committee believes that incentives play an important role in motivating executive performance and attempts to reward achievement of both short and long term goals. The objective for restricted stock awards has been to include both a retention component and a performance component in order to establish a balance between the Company's need to attract and retain high caliber executive talent and the goal to tie a significant portion of the executive's compensation to factors which impact on the performance of the Company's stock.  In March 2009, the Board of Directors approved a long-term, equity-based incentive program for members of the Company’s management that had been approved and recommended by the Company’s Compensation Committee.  The Board also approved the Compensation Committee’s recommendation for grants of restricted stock and non-qualified stock options under the program to approximately 23 individuals, including the Company’s executives.  The purpose of the program is to guide the recommendation of the Company’s President and Chief Executive Officer as to future grants of restricted stock and non-qualified stock options, which are available for issuance by the Company under its 2002 Amended and Restated Stock Incentive Plan.  All future grants must be approved by the Board’s Compensation Committee.

The objectives for executive compensation in fiscal 2009 will include both a performance and retention component.  The Company believes that compensation designed to retain its key executive team is especially important.  For fiscal 2009, the performance criteria that are based upon the Company's financial performance will be tied to meeting or exceeding projected results that are prepared by management and approved by the Board.  There may also be performance elements that are based upon individual performance that are directly related to the Company's financial results, or more specifically related to the individual's role and performance in the Company.  Examples of such criteria include gross margin, operating income, service level agreement attainment in a specified needed area, reducing costs in certain areas, procuring new customers, or maintaining effective and satisfactory relationships with customers.

Elements of Compensation

Overview

The primary elements of compensation include salary, bonuses and long-term compensation. Bonuses consist of cash compensation.  While the Company considers current market pay practices as a significant factor in determining compensation, the Company does not set compensation levels at any particular benchmark primarily due to the fact that the Committee believes that there are not many companies whose business is directly comparable in size and scope to the business of the Company to establish a reasonable benchmark.

The Company has entered into an employment agreement with each of its named executive officers.  The Company believes that employment agreements are important for a company of its size in order to attract and retain high-caliber talent and to protect its business interests.  Each of the agreements provides for the executive's base salary, bonuses, equity awards, and perquisites and contains customary non-competition, non-solicitation and non-disclosure provisions and termination and severance provisions.

Bonuses and equity awards for the Company's executives are determined in accordance with the provisions of each individual's employment agreement, including the annual pay plans approved by the Company and the executive. The Compensation Committee takes into account various items of corporate performance in setting compensation policies and making compensation decisions that are reflected in the provisions of the employment agreements, such as net sales and net profit before taxes. Quarterly and annual bonuses are tied to achievement of targets for a number of factors, depending upon the job responsibilities of the particular executive.  Such criteria include: revenues from new business and net sales and net profit before taxes.  Typically, there are several targets set for each bonus potential.

Compensation for the Company's executives does not include a significant component for retirement benefits.  The Company offers a 401(k) Plan to its employees generally, that includes a Company matching contribution of 1%. The Company’s matching contribution was suspended at the beginning of fiscal 2009.  The Company also offers an Employee Stock Purchase Plan that enables employees to purchase common stock of the Company at a price equal to a fifteen percent discount from the market price. These plans are available to the named executive officers on the same basis as other employees.  Since the Company does not offer significant retirement benefits, the Company does not take into account amounts realizable from prior compensation, such as gains from stock options and stock awards, in setting retirement benefits.

In fiscal 2008, the Company continued to offer change-in-control benefits in order to recruit and employ new members of senior management including certain of the named executive officers.  The Company originally recognized the need to offer such benefits to existing members of senior management in 2007,  due to the proxy contest at the 2007 annual meeting of stockholders resulting in the election of the three new independent director nominees as well as the appointment of a new President and Chief Executive Officer of the Company and such benefits continued to be incorporated into the terms of employment for certain of the members of senior management recruited and hired by the Company in the first half of 2008.

Base Salary

Base salaries for executives are initially determined by evaluating the duties and responsibilities of the position to be held by the individual, the experience of the executive and the competitive marketplace for executive talent.  The Company has entered into employment agreements that establish base salaries for certain executive officers, including the named executive officers.  The employment agreements may also provide for specific increases in salary in some cases.  In addition, salaries for executives and other employees are reviewed periodically and may be set at higher or lower levels (if agreed to by the executive) if the Company concludes that is appropriate in light of that particular individual's responsibilities, experience and performance.

Annual base salaries for executive officers and certain other management personnel are reviewed and approved by the Compensation Committee. The Compensation Committee considers the recommendations of each executive officer for those personnel who report directly to such officer.

Bonuses/Short Term Incentives

The Company's named executive officers and other employees are eligible to receive quarterly and annual cash bonuses as provided in each executive's employment agreement and annual pay plan. These potential quarterly and annual bonuses are tied to the Company's financial performance and individual performance. Generally, the Company has not awarded bonuses on a discretionary basis, although the Compensation Committee does consider making such award for particular excellence in performance by an executive.

The Company does not currently have a policy regarding adjustments or recoveries of bonuses or awards if the financial performance criteria on which they were based are later restated or adjusted so that the amount of the bonus would be different.  The Compensation Committee has requested information from its compensation consultant on this topic.

Stock Plans - Long Term Incentives

The Company believes that equity ownership plays a key role in aligning the interests of executives with those of our stockholders, although the Company does not have a specific requirement of, or guidelines for, equity ownership by its executives.  Generally, the Company allocates equity in a manner that is proportionate to overall compensation. A further purpose of the Company's recently approved long term incentive program is to provide a means through which the Company may attract the best talent, to encourage our employees to engage in the business strategy and success of our Company, and to provide a retention and performance tool through vesting obligations for executives. In accordance with our continuing commitment to meet these objectives, the Company generally has granted stock options, and more recently, restricted stock awards, to executives on an annual basis.   During 2008, the Company utilized both restricted stock awards and stock options.

The compensation arrangements for each of the Named Executive Officers includes an equity component as described under “Compensation Discussion & Analysis – Employment Agreements.”

Personal Benefits, Perquisites

Our executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to other regular, full-time salaried personnel deemed eligible for benefits. We also provide our executive officers with various perquisites and other personal benefits that the Company feels are reasonable and consistent with its overall compensation program to better enable us to attract and retain the best talent for key executive positions. The following is a list of perquisites that are currently provided to one or more of the Named Executive Officers, but not all of these items are provided to each of the Named Executive Officers:

-	Reimbursement of relocation expenses
-	Housing allowances
-	Automobile allowances
-	Communications allowances
-	Travel allowances
-	Company memberships in country clubs for the primary benefit of particular executives
-	Home office/communications allowances
-	Reimbursement of legal expenses
-	Term life insurance policies

Involvement of CEO in Compensation Decisions

The Compensation Committee discusses with the CEO the financial performance of the Company in general, his performance and his evaluation of and compensation recommendations for the other NEOs.  The Committee approves, without the presence of the CEO or NEOs, the compensation for all of the NEOs.

EMPLOYMENT AGREEMENTS

As described under the heading “Compensation Discussion & Analysis – Overview of the Company’s Business,” there was a significant change in the Company’s executive management team during fiscal 2008.  The discussion that follows includes the compensation arrangements for the Named Executive Officers for fiscal 2008 as well as new executive officers.

Keith R. Coogan, former President and CEO

At the end of fiscal year 2008, Keith R. Coogan resigned from his position as the Company’s President and CEO effective January 5, 2009, due to family health reasons.   At the request of the Board of Directors, Mr. Coogan agreed to continue serving as a director of the Company until the next election of directors, which is scheduled to occur at the Annual Meeting of Stockholders on May 27, 2009.  Mr. Coogan’s compensation for serving as a director from January 6, 2009 to May 27, 2009, is $5,000.00 per month.

Throughout fiscal 2008, Mr. Coogan was employed by the Company under the terms and conditions of an Employment Agreement with the Company, which was entered into and made effective October 15, 2007 (the “Coogan Employment Agreement”).   Keith R. Coogan was hired as the Company’s President and Chief Executive Officer and appointed as a director of the Company in accordance with the terms of the Coogan Employment Agreement.  The Coogan Employment Agreement provided for an initial term of three (3) years, two (2) months and twenty-one (21) days, commending on October 15, 2007 and ending on January 5, 2011.  The Coogan Employment Agreement contained an automatic renewal provision which provided for additional consecutive one (1) year terms unless either party gives written notice of his/its intent not to renew at least ninety (90) days prior to the expiring term.  The Coogan Employment Agreement provided for an annual base salary of $480,000 during the initial term.  The Coogan Employment Agreement also provided for the following bonuses: (1) quarterly targeted cash bonuses for each fiscal year; and (2) annual targeted cash bonuses for each fiscal year.  Under the Coogan Employment Agreement, quarterly and annual targeted bonuses for a fiscal year were targeted for at least $370,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan, which would have been established by the Compensation Committee and Mr. Coogan at the end of the preceding fiscal year.  The targeted bonuses were measured against financial criteria, and two-thirds of the targeted bonus amount was based on achievement of quarterly criteria and one-third allocated to annual attainment.

The Coogan Employment Agreement provided for equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan, including stock options and shares of restricted stock as follows:  (1) on the effective date, a stock option was granted for 240,000 shares of common stock of the Company at an exercise price of $7.90 per share, of which 75,000 shares are vested immediately, and 55,000 shares were scheduled to vest on each of the next three (3) anniversaries of the effective date, subject to accelerated vesting in the event of a change in control (as defined in the Coogan Employment Agreement); (2) stock options were to be awarded on each annual anniversary of the effective date for 75,000 shares of common stock, at an exercise price equal to the fair market value as of the date of each award, of which 18,750 shares would vest immediately and 18,750 shares would vest on each of the first three (3) anniversaries of the date of grant; (3) an award on the effective date of 80,000 shares of restricted stock all of which were scheduled to vest on the third anniversary of the effective date, subject to accelerated vesting in the event of a change in control (as defined in the Coogan Employment Agreement) based upon the time of occurrence of the change in control; and (4) an award of shares of restricted stock would have been made on the second anniversary of the effective date in an amount equal to 1,000 shares for each ten cent ($0.10) increase in the per share fair market value of our common stock from the effective date to the second anniversary of the effective date, provided that Mr. Coogan was still an employee of the Company on the second anniversary of the Effective Date (unless Mr. Coogan is terminated by the Company without Cause or he terminates his employment for Good Reason, as those terms are defined in the Coogan Employment Agreement).  The Coogan Employment Agreement also provided for certain fringe benefits including term life insurance, a housing allowance of $2,500 per month, a car allowance of $900 per month, a travel allowance of $4,500 per month, and reimbursement of legal fees and expenses in the amount of $20,000.

The Coogan Employment Agreement provided for certain payments and benefits to Mr. Coogan in connection with a termination of his employment.  In addition, the Coogan Employment Agreement provided for change in control benefits including the payment of his full base salary for the remainder of his term but not less than one year, payment of his targeted bonus amounts for the year in which the change in control occurs and the remainder of his term of employment under the Coogan Employment Agreement, the vesting of certain stock options and restricted stock and, if upon the change in control he was terminated without Cause or he terminated his employment for Good Reason, then the Company was to provide certain medical, dental and vision insurance benefits.  The Coogan Employment Agreement also provided for customary provisions relating to confidentiality of the Company’s information, non-competition with, and non-disparagement of, the Company.

On November 4, 2008, Mr. Coogan notified the Board of Directors of the he would voluntarily terminate his employment with the Company under Section 8(f) of his Employment Agreement effective January 5, 2009.  In connection with his resignation as an officer and employee of the Company, a bonus that was earned and approved for the second quarter of fiscal 2008 in the amount of $55,579.18, but had not previously been paid to Mr. Coogan as a result of his voluntary deferral of such bonus payment, was paid to him on November 28, 2008.

Christopher C. Froman, President and CEO
(Senior Vice President – Sales and Marketing in fiscal 2008)

On November 10, 2008, the Board of Directors promoted Christopher C. Froman to the positions of President and Chief Executive Officer, effective January 6, 2009.  Prior to such promotion, the Company initially entered into an Employment Agreement, effective December 10, 2007 (the “Froman Employment Agreement”), hiring Christopher C. Froman as the Company’s Senior Vice President of Sales and Marketing.  The Froman Employment Agreement, which was in effect throughout fiscal 2008, provided for an initial term commencing on the December 10, 2007 and ending on January 5, 2011.   The Froman Employment Agreement provided for an annual base salary of $275,000 during the initial term, subject to an annual review by the President and Chief Executive Officer (“CEO”) of the Company who may increase, but not decrease, the annual base salary amount.  The Froman Employment Agreement also provided for both quarterly and annual targeted cash bonuses measured against financial criteria including Net Profit Before Taxes and Sales Gross Margin Dollars (as more specifically determined by the CEO in conjunction with the Compensation Committee).  The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $300,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan; provided that the quarterly bonus for the period December 10, 2007 through April 5, 2008 in the amount of $92,742 and payable by April 15, 2008, was guaranteed.  Mr. Froman received an additional $84,668.22 in performance related cash bonuses based upon the Company’s financial performance for the second, third and fourth quarters of fiscal 2008, for an aggregate of $177,710.22 earned by Mr. Froman in cash bonuses in fiscal 2008.

The Froman Employment Agreement provided for equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan including stock options and shares of restricted stock as follows:  (1) on the Effective Date, a stock option with a term of five years was granted for 100,000 shares of common stock of the Company at an exercise price of $6.96 per share, of which 25,000 shares are vested immediately, and 25,000 shares vest on each of the next three anniversaries of the Effective Date, subject to accelerated vesting in the event of a change in control as defined in the Froman Employment Agreement; (2) Mr. Froman will be eligible for a stock option award on each annual anniversary at the discretion of the CEO in conjunction with the Compensation Committee; (3) an award on the Effective Date of 25,000 shares of restricted stock all of which vest on the fourth anniversary of the Effective Date, subject to accelerated vesting in the event of (A) a change in control (as defined in the Froman Employment Agreement) based upon the time of occurrence of the change in control, or (B) upon the expiration of the initial term under the Froman Employment Agreement if the Company does not renew the Froman Employment Agreement; and (4) Mr. Froman will be eligible for an award of shares of restricted stock on each anniversary of the Effective Date at the discretion of the CEO in conjunction with the Compensation Committee.  The Froman Employment Agreement also provided for certain fringe benefits including medical insurance, 3 weeks vacation, term life insurance, a housing allowance of $2,500 per month (until the earlier of his relocation to the Greater Cincinnati area or December 1, 2008), a car allowance of $900 per month, a travel allowance of $3,900 per month (until the earlier of his relocation to the Greater Cincinnati area or December 1, 2008), a relocation allowance in a maximum amount of $75,000, and reimbursement of travel and entertainment expenses including legal fees and expenses incurred in connection with entering into this Froman Employment Agreement up to $5,000 and a payment of $50,000, payable January 2, 2008 as compensation for certain benefits forfeited under his prior employment.

On December 17, 2008, incident to Mr. Froman’s promotion to the positions of President and CEO, the Company entered into an Amended and Restated Employment Agreement (the "Amended and Restated Froman Employment Agreement") with Mr. Froman.  The Amended and Restated Froman Employment Agreement provides for an initial three (3) year term and is automatically renewed for additional consecutive one year terms unless either party gives written notice of his/its intent not to renew at least 90 days prior to the expiring term.  The Amended and Restated Froman Employment Agreement provides for an annual base salary of $350,000 during the initial term, subject to an annual review by the Board of Directors or a committee thereof who may increase, but not decrease, the annual base salary amount.  The Amended and Restated Froman Employment Agreement also provides for both quarterly and annual targeted cash bonuses measured against financial criteria including Net Profit Before Taxes (as more specifically determined by the Board or a committee thereof).  The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $350,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan.

The Amended and Restated Froman Employment Agreement provides for equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan including stock options and shares of restricted stock as follows:  (1) on the Effective Date, an option to acquire the number of shares of the Company's common stock under the Plan that is equal to Two Hundred Thirty-Six Thousand Two Hundred Fifty Dollars ($236,250.00) in value as determined by the application of the binomial/lattice stock option valuation model.  The term of the stock option award shall be five (5) years.  One-fourth of the stock options shall be vested immediately and equal shares shall vest thereafter on each of the next three anniversaries of the effective Date, subject to accelerated vesting in the event of a change in control as defined in the Amended and Restated Froman Employment Agreement; (2) Mr. Froman will be eligible for a stock option award on each annual anniversary at the discretion of the Board or a committee thereof; (3) on the effective Date, the Company shall grant Mr. Froman an equity award of restricted stock under the Plan for the number of  shares of the Company’s common stock that is equal to Two Hundred Thirty-Six Thousand Two Hundred Fifty Dollars ($236,250.00) at the fair market value of such common shares as of the date of the award.  All of the shares of restricted stock shall vest on the fourth anniversary of the effective Date, subject to accelerated vesting in the event of (A) a change in control (as defined in the Amended and Restated Froman Employment Agreement) based upon the time of occurrence of the change in control, or (B) upon the expiration of the initial term under the Amended and Froman Restated Employment Agreement if the Company does not renew the Amended and Restated Froman Employment Agreement; and (4) Mr. Froman will be eligible for an award of shares of restricted stock on each anniversary of the effective Date at the discretion of the Board or a committee thereof.    The Amended and Restated Froman Employment Agreement also provides for certain fringe benefits including medical insurance, 4 weeks vacation, term life insurance, a car allowance of $900 per month, and reimbursement of travel and entertainment expenses.

The Amended and Restated Froman Employment Agreement provides for certain payments to Mr. Froman in connection with a termination of his employment which payments vary depending upon the circumstances of his termination.  The Amended and Restated Employment Agreement also provides for customary provisions relating to confidentiality of the Company’s information, non-competition with, and non-disparagement of, the Company and non-solicitation of customers and certain employees.

The Amended and Restated Employment Agreement provides for change in control benefits including the vesting of certain stock options and restricted stock and, if upon the change in control he is terminated Without Cause or he terminates his employment For Good Reason, then the Company will pay a pro rata bonus through the date of termination and, if Mr. Froman delivers a release of claims, the Company will pay his Base Salary for a period of 12 months and reimbursement of any premiums paid by Mr. Froman for a period of one year from the Termination Date pursuant to the exercise of his COBRA rights.

In addition, Mr. Froman and the Company entered into a Special Change in Control Bonus Agreement (the “CIC Bonus Agreement”) effective from December 10, 2007 until the earlier of a change in control or December 31, 2009 (the “Term”).  The CIC Bonus Agreement provides that in the event that Mr. Froman's employment is terminated, during the Term, due to a termination by the Company without cause (as defined in the Froman Employment Agreement), death or Disability, at the time of a Change in Control transaction, or if the Company subsequently consummates a Change in Control transaction under certain conditions as provided in the CIC Bonus Agreement, then the Company shall pay Mr. Froman a special bonus in the amount of his base salary in effect immediately prior to the occurrence of a Change in Control.

Craig J. Propst, Senior Vice President, Treasurer and CFO

On November 6, 2008, after having served in the role as the Company’s Vice President, Treasurer and interim CFO from August 1, 2008 to November 5, 2008, the Company promoted Mr. Propst to the position of Senior Vice President, Treasurer and CFO on a permanent basis, effective immediately.  The Company initially entered into an employment agreement with Mr. Propst, made effective March 17, 2008, when he was hired as the Company’s Vice President and Treasurer.

On December 23, 2008, the Company entered into an Amended and Restated Employment Agreement (the "Amended and Restated Employment Agreement") with Mr. Propst.  The Amended and Restated Employment Agreement provides for an initial term that ends on March 17, 2011, and is automatically renewed for additional consecutive one year terms unless either party gives written notice of his/its intent not to renew at least 90 days prior to the expiring term.  The Amended and Restated Employment Agreement provides for an annual base salary of $225,000 during the initial term, subject to an annual review by the President and Chief Executive Officer in conjunction with the Board of Directors of the Company or a committee thereof who may increase, but not decrease, the annual base salary amount.  The Amended and Restated Employment Agreement also provides for both quarterly and annual targeted cash bonuses measured against financial criteria including Net Profit Before Taxes (as more specifically determined by the Board or a committee thereof).  The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $125,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan.

The Amended and Restated Employment Agreement provides for equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan including stock options and shares of restricted stock as follows:  (1) on December 23, 2008, the date that the Amended and Restated Employment Agreement was made and entered into, an option to acquire Seventeen Thousand Five Hundred (17,500) shares of the Company's common stock under the Plan at the fair market value of such common shares as of the date of the award.  The term of the stock option award shall be five (5) years.  One-fourth of the stock options shall be vested immediately and equal shares shall vest thereafter on each of the next three anniversaries of the Award Agreement, subject to accelerated vesting in the event of a change in control as defined in the Amended and Restated Employment Agreement; (2) Mr. Propst will be eligible for a stock option award on each annual anniversary at the discretion of the President and Chief Executive Officer and the Board or a committee thereof; (3) on December 23, 2008, the date that the Amended and Restated Employment Agreement was made and entered into, the Company shall grant Executive an equity award of Twelve Thousand Five Hundred (12,500) shares of restricted stock under the Plan at the fair market value of such common shares as of the date of the award.  All of the shares of restricted stock shall vest on the fourth anniversary of the effective date, subject to accelerated vesting in the event of (A) a change in control (as defined in the Amended and Restated Employment Agreement) based upon the time of occurrence of the change in control, or (B) upon the expiration of the initial term under the Amended and Restated Employment Agreement if the Company does not renew the Amended and Restated Employment Agreement; and (4) Mr. Propst will be eligible for an award of shares of restricted stock on each anniversary of the effective date at the discretion of the President and Chief Executive Officer and the Board or a committee thereof.    The Amended and Restated Employment Agreement also provides for certain fringe benefits including medical insurance, three (3) weeks vacation, term life insurance, a car allowance of $500 per month, and reimbursement of travel and entertainment expenses.

The Amended and Restated Employment Agreement provides for certain payments to Mr. Propst in connection with a termination of his employment which payments vary depending upon the circumstances of his termination.  The Amended and Restated Employment Agreement also provides for customary provisions relating to confidentiality of the Company’s information, non-competition with, and non-disparagement of, the Company and non-solicitation of customers and certain employees.

The Amended and Restated Employment Agreement provides for change in control benefits including the vesting of certain stock options and restricted stock and, if upon the change in control he is terminated Without Cause or he terminates his employment For Good Reason, then the Company will pay a pro rata bonus through the date of termination and, if Mr. Propst delivers a release of claims, the Company will pay his Base Salary for a period of 12 months and reimbursement of any premiums paid by Mr. Propst for a period of one year from the Termination Date pursuant to the exercise of his COBRA rights.

In addition, Mr. Propst and the Company entered into a Special Change in Control Bonus Agreement (the “CIC Bonus Agreement”) effective from March 17, 2008, until the earlier of a change in control or December 31, 2009 (the “Term”).  The CIC Bonus Agreement provides that in the event that Mr. Propst’s employment is terminated, during the Term, due to a termination by the Company without cause (as defined in the Amended and Restated Employment Agreement), death or Disability, at the time of a Change in Control transaction, or if the Company subsequently consummates a Change in Control transaction under certain conditions as provided in the CIC Bonus Agreement, then the Company shall pay Mr. Propst a special bonus in the amount of his base salary in effect immediately prior to the occurrence of a Change in Control.

Luther K. Kearns, Senior Vice President – Service Delivery and Alliances

The Company entered into an Employment Agreement, effective March 17, 2008 (the “Kearns Employment Agreement”), hiring Luther K. Kearns as the Company’s Senior Vice President of Service Delivery.  The Kearns Employment Agreement with Mr. Kearns provides for an initial term commencing on the Effective Date and ending on March 17, 2011.  The Kearns Employment Agreement is automatically renewed for additional consecutive one year terms unless either party gives written notice of his/its intent not to renew at least 90 days prior to the expiring term.  The Kearns Employment Agreement provides for an annual base salary of $245,000 during the initial term, subject to an annual review by the President and Chief Executive Officer (“CEO”) of the Company, in conjunction with the Compensation Committee, who may increase, but not decrease, the annual base salary amount.  The Kearns Employment Agreement also provides for both quarterly and annual targeted cash bonuses measured against financial criteria including Net Profit Before Taxes (as more specifically determined by the CEO in conjunction with the Compensation Committee).  The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $250,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan; provided that the quarterly bonus for the first three months commencing March 17, 2008 in the amount of $62,500 was guaranteed.

On February 19, 2009, the Company entered into a First Amendment to Employment Agreement with Luther K. Kearns, made effective January 6, 2009 (the “First Amendment to Kearns Employment Agreement”).  The First Amendment to Kearns Employment Agreement provides for additional responsibilities, duties and compensation incident thereto.  More specifically, effective January 6, 2009, Mr. Kearns is the Company’s Senior Vice President of Service Delivery and Alliances and he is eligible to earn bonus compensation based upon criteria related to certain of the Company’s Sales Gross Margin Dollars.  The First Amendment to Kearns Employment Agreement provides for both quarterly and annual targeted cash bonuses measured against financial criteria including Net Profit Before Taxes and Sales Gross Margin Dollars (as may be more specifically determined by the CEO in conjunction with the Compensation Committee of the Board). The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $250,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan.  Except as specifically stated above, no further modifications were made under the First Amendment to Kearns Employment Agreement and the parties reaffirmed and ratified the terms and conditions of the Kearns Employment Agreement.

The Kearns Employment Agreement provides for equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan including stock options and shares of restricted stock as follows:  (1) on the Effective Date, a stock option with a term of five years was granted for 50,000 shares of common stock of the Company at an exercise price of $5.65 per share, of which 12,500 shares are vested immediately, and 12,500 shares vest on each of the next three anniversaries of the Effective Date, subject to accelerated vesting in the event of a change in control as defined in the Kearns Employment Agreement; (2) Mr. Kearns will be eligible for a stock option award on each annual anniversary at the discretion of the CEO in conjunction with the Compensation Committee; (3) an award on the Effective Date of 15,000 shares of restricted stock all of which vest on the fourth anniversary of the Effective Date, subject to accelerated vesting in the event of (A) a change in control (as defined in the Kearns Employment Agreement) based upon the time of occurrence of the change in control, or (B) upon the expiration of the initial term under the Kearns Employment Agreement if the Company does not renew the Kearns Employment Agreement; and (4) Mr. Kearns will be eligible for an award of shares of restricted stock on the each anniversary of the Effective Date at the discretion of the CEO in conjunction with the Compensation Committee. The Kearns Employment Agreement also provides for certain fringe benefits including medical insurance, 3 weeks vacation, term life insurance, a housing allowance of $2,500 per month, a car allowance of $900 per month, a travel allowance of $4,500 per month, and reimbursement of travel and entertainment expenses incurred in connection with his employment.

On March 13, 2009, the Board of Directors approved a long-term, equity-based incentive program for members of the Company’s management that had been approved and recommended by the Company’s Compensation Committee.  The Board also approved the Compensation Committee’s recommendation for grants of restricted stock and non-qualified stock options under the program to approximately 23 individuals, including certain of the Named Executive Officers.  The purpose of the Program is to guide the recommendation of the Company’s President and Chief Executive Officer as to future grants of restricted stock and non-qualified stock options, which are available for issuance by the Company under its 2002 Amended and Restated Stock Incentive Plan.  All future grants must be approved by the Board’s Compensation Committee.  The equity awards granted to the Mr. Kearns on March 13, 2009, under the long-term incentive program are (i) 17,420 stock options at a fair market price of $3.50 and (ii) a restricted stock grant of 14,070.  The foregoing equity awards are subject to the 2002 Amended and Restated Stock Incentive Plan and the award agreements governing such grants.

The Kearns Employment Agreement provides for certain payments to Mr. Kearns in connection with a termination of his employment which payments vary depending upon the circumstances of his termination.  The Kearns Employment Agreement also provides for customary provisions relating to confidentiality of the Company’s information, non-competition with, and non-disparagement of, the Company and non-solicitation of customers and certain employees.

The Kearns Employment Agreement provides for change in control benefits including the vesting of certain stock options and restricted stock and, if upon the change in control he is terminated Without Cause or he terminates his employment For Good Reason, then the Company will pay a pro rata bonus through the date of termination and, if Mr. Kearns delivers a release of claims, the Company will pay his Base Salary for a period of twelve (12) months and reimbursement of any premiums paid by Mr. Kearns for a period of one year from the Termination Date pursuant to the exercise of his COBRA rights.  In addition, Mr. Kearns and the Company entered into a Special Change in Control Bonus Agreement (the “CIC Bonus Agreement”) effective from March 17, 2008 until the earlier to occur of a Change in Control or December 31, 2009 (the “Term”).  The CIC Bonus Agreement provides that in the event that Mr. Kearns’s employment is terminated, during the Term, due to a termination by the Company without cause (as defined in the Kearns Employment Agreement), death or Disability, at the time of a Change in Control transaction, or if the Company subsequently consummates a Change in Control transaction under certain conditions as provided in the CIC Bonus Agreement, then the Company shall pay Mr. Kearns a special bonus in the amount of $245,000.

On February 19, 2009, the Company also entered into a First Amendment to Employment Agreement with Luther K. Kearns, which is to be effective as of January 6, 2009 (the “First Amendment Effective Date”).  The First Amendment to Employment Agreement provides for additional responsibilities, duties and compensation incident thereto.  More specifically, Mr. Kearns will serve as the Company’s Senior Vice President of Service Delivery and Alliances and he will now be eligible to earn bonus compensation based upon criteria related to certain of the Company’s Sales Gross Margin Dollars.  The First Amendment to Employment Agreement provides for both quarterly and annual targeted cash bonuses measured against financial criteria including Net Profit Before Taxes and Sales Gross Margin Dollars (as may be more specifically determined by the CEO in conjunction with the Compensation Committee of the Board). The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $250,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan.

Keith Blachowiak, Senior Vice President of Operations and Chief Information Officer

Mr. Blachowiak entered into a three-year Employment Agreement with the Company on February 13, 2006 (the "Blachowiak Employment Agreement") to serve as Senior Vice President of Information Technology and Chief Information Officer of the Company, effective March 1, 2006.  Under the Blachowiak Employment Agreement, as amended by the parties (the “Amended Blachowiak Employment Agreement”), Mr. Blachowiak's pay plan for fiscal 2007 provided for a base salary of $235,000, quarterly cash bonuses of up to $25,000 and an annual cash bonus potential of up to $175,000 and options to acquire up to 40,000 shares of Common Stock.  The annual cash bonus was based upon individual and Company performance criteria; $100,000 of the cash bonus potential was based upon individual performance criteria related to the Company's IT systems and $75,000 of the cash bonus potential plus the stock options were to be awarded in the event the Company met certain performance-related goals in fiscal 2007.  The stock options and 50% of the $75,000 year-end bonus were subject to three year vesting.  For the 2007 fiscal year, Mr. Blachowiak earned $231,750 in cash bonuses.  In addition, if at least the second of three thresholds for the Company's year-end performance was reached, the base salary for Mr. Blachowiak for fiscal year 2008 would be increased to $250,000. The pay plan for fiscal 2007 amends the annual stock option grants awarded to Mr. Blachowiak under the Blachowiak Employment Agreement. In lieu of stock options to acquire 25,000 shares of common stock, Mr. Blachowiak was awarded: (a) 5,000 shares of restricted stock on May 3, 2008; and, so long as Mr. Blachowiak remains employed by the Company, (b) 5,000 shares of restricted stock May 3, 2009. The foregoing restricted stock grants are subject to a four year vesting schedule and any other conditions contained in the Company's Non-Qualified and Incentive Stock Option Plan and the related award agreement.

On April 24, 2008, Mr. Blachowiak entered into a new Employment Agreement with the Company to provide Mr. Blachowiak  with continued employment as the Company’s Senior Vice President of Operations and Chief Information Officer and additional responsibilities, duties, benefits and compensation incident thereto (the “New Blachowiak Employment Agreement”) for an initial term of three (3) years commencing on April 24, 2008 (the “Effective Date”).  The New Blachowiak Employment Agreement is automatically renewed for additional consecutive one year terms unless either party gives written notice of his/its intent not to renew at least 90 days prior to the expiring term.  The New Blachowiak Employment Agreement provides for an annual base salary of $246,750.00 during the initial term, subject to an annual review by the President and Chief Executive Officer (“CEO”) of the Company who may increase, but not decrease, the annual base salary amount.  The New Blachowiak Employment Agreement also provides for both quarterly and annual targeted cash bonuses measured against financial criteria including Net Profit Before Taxes and Sales Gross Margin Dollars (as more specifically determined by the CEO in conjunction with the Compensation Committee).  The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $275,000.00, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan.  In fiscal year 2008, Mr. Blachowiak received $134,011.35 in performance related cash bonuses based upon the Company’s financial performance and Mr. Blachowiak’s individual attainment of certain performance objectives in fiscal year 2007, the first quarter of 2008, and the second quarter of 2008.

The New Blachowiak Employment Agreement provides for equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan including stock options and shares of restricted stock as follows:   (1) Mr. Blachowiak will be eligible for a stock option award on each annual anniversary at the discretion of the CEO in conjunction with the Compensation Committee; (2) an award on the Effective Date of  11,250 shares of restricted stock all of which vest on the fourth anniversary of the Effective Date, subject to accelerated vesting in the event of (A) a change in control (as defined in the New Blachowiak Employment Agreement) based upon the time of occurrence of the change in control, or (B) upon the expiration of the initial term under the New Blachowiak Employment Agreement if the Company does not renew the New Blachowiak Employment Agreement; and (3) Mr. Blachowiak will be eligible for an award of shares of restricted stock on the each anniversary of the Effective Date at the discretion of the CEO in conjunction with the Compensation Committee.

On March 13, 2009, the Board of Directors approved a long-term, equity-based incentive program for members of the Company’s management that had been approved and recommended by the Company’s Compensation Committee.  The Board also approved the Compensation Committee’s recommendation for grants of restricted stock and non-qualified stock options under the program to approximately 23 individuals, including certain of the Named Executive Officers.  The purpose of the Program is to guide the recommendation of the Company’s President and Chief Executive Officer as to future grants of restricted stock and non-qualified stock options, which are available for issuance by the Company under its 2002 Amended and Restated Stock Incentive Plan.  All future grants must be approved by the Board’s Compensation Committee.  The equity awards granted to the Mr. Blachowiak on March 13, 2009, under the long-term incentive program are (i) 14,620 stock options at a fair market price of $3.50 and (ii) a restricted stock grant of 6,809.  The foregoing equity awards are subject to the 2002 Amended and Restated Stock Incentive Plan and the award agreements governing such grants.

The New Blachowiak Employment Agreement also provides for certain fringe benefits including medical insurance, 3 weeks vacation, term life insurance, a communication allowance in the amount of $250 per month, a housing allowance in the amount of $2,500, an automobile allowance of $500 per month, a travel allowance of $3,400 per month, and certain life and disability insurance.  Mr. Blachowiak will also be reimbursed for customary and reasonable business expenses and, in the event of termination without cause, he will be entitled to receive twelve (12) months severance and certain of the stock options and restricted share grants will vest immediately.

The New Blachowiak Employment Agreement provides for certain payments to Mr. Blachowiak in connection with a termination of his employment which payments vary depending upon the circumstances of his termination.  The New Blachowiak Employment Agreement also provides for customary provisions relating to confidentiality of the Company’s information, non-competition with, and non-disparagement of, the Company and non-solicitation of customers and certain employees.

The New Blachowiak Employment Agreement provides for change in control benefits including the vesting of certain stock options and restricted stock and, if upon the change in control he is terminated Without Cause or he terminates his employment For Good Reason, then the Company will pay a pro rata bonus through the date of termination and, if Mr. Blachowiak delivers a release of claims, the Company will pay his Base Salary for a period of 12 months.  In addition, Mr. Blachowiak and the Company entered into a Special Change in Control Bonus Agreement (the “CIC Bonus Agreement”) effective from December 10, 2007 until the earlier of a change in control or December 31, 2009.  The CIC Bonus Agreement provides that in the event that Mr. Blachowiak’s employment is terminated, during the term, due to a termination by the Company without cause, death or Disability, at the time of a Change in Control transaction, or if the Company subsequently consummates a Change in Control transaction under certain conditions as provided in the CIC Bonus Agreement, then the Company shall pay Mr. Blachowiak a special bonus in the amount of $235,000.

Kevin G. Gregory, former Senior Vice President and CFO

Effective July 31, 2008, Mr. Kevin G. Gregory, Senior Vice President and Chief Financial Officer, resigned as an officer and employee of the Company.  Prior to his resignation, Mr. Gregory was employed by the Company pursuant to the terms of an Employment Agreement that was entered into and made effective on January 3, 2006 (the "Gregory Employment Agreement").  The Gregory Employment Agreement, as amended by the parties (the “Amended Gregory Employment Agreement”), provided for an initial term of three (3) years.   Pursuant to a pay plan made effective May 22, 2007 under the Amended Gregory Employment Agreement, Mr. Gregory’s base salary was increased from $300,000 to $310,000 and his base salary remained $310,000 during fiscal 2008.  Mr. Gregory also received an award of restricted shares of common stock as follows: 11,500 shares granted upon approval of the pay plan and execution of an award agreement; 11,500 shares upon the first anniversary of the pay plan; and 11,500 shares upon the second anniversary of the pay plan.  All awards of restricted shares made to Mr. Gregory during his employment were subject to a four-year vesting schedule and any other conditions contained in the Company's 2002 Amended and Restated Stock Incentive Plan and the related award agreement.  Mr. Gregory's pay plan for 2007 included a cash retention bonus of $45,000, which was subject to pro-rated reimbursement if Mr. Gregory left the Company or was terminated for cause within the initial three-year term of the pay plan.  Mr. Gregory's 2007 pay plan, which remained in effect up to the date of his separation from the Company, also included quarterly cash bonuses of up to $50,000, an annual cash bonus potential of up to $100,000 and options to acquire up to 45,000 shares of common stock in the event the Company met certain performance-related criteria during fiscal year 2008.  The stock options and 50% of the cash portion of the annual bonus were subject to a three-year vesting schedule.   On March 5, 2008, Mr. Gregory received a $38,750.00 performance-related cash bonus based upon the Company’s financial performance in fiscal year 2007.

The Amended Gregory Employment Agreement also provided for certain fringe benefits, including a moving allowance, a communications allowance in the amount of $250 per month, an automobile allowance of $900 per month, a membership in a country club established in the name of the Company for the benefit of Mr. Gregory, disability benefits and life insurance. On December 10, 2007, the Company entered into a Special Change in Control Bonus Agreement with Mr. Gregory discussed below.  On July 18, 2008, the Company entered into a separation agreement with Mr. Gregory pursuant to which certain payments were made to him and vesting for 45,500 shares of restricted stock was accelerated and such shares were issued to him.  The remaining terms of the separation agreement are confidential.

New Executive Officer

The following is a description of the employment arrangement for Mr. Thelen who is an executive officer of the Company but who was not a Named Executive Officer for fiscal 2008.  Mr. Thelen’s compensation arrangements reflect the terms that the Compensation Committee, with the advice of Mr. Froman, believes are competitive in the IT industry.

Peter J. Thelen, Senior Vice President – Sales and Marketing

On November 26, 2008, the Company promoted Mr. Thelen to the position of Senior Vice President of Sales and Marketing effective January 6, 2009.  The Company and Mr. Thelen had previously entered into an employment agreement, made effective January 6, 2008, which set forth the terms and conditions of Mr. Thelen’s employment as a Vice President of Sales for the Company.

On January 6, 2009, the Company entered into an Amended and Restated Employment Agreement (the "Amended and Restated Employment Agreement") with Mr. Thelen.  The Amended and Restated Employment Agreement provides for an initial term that ends on January 5, 2011, and is automatically renewed for additional consecutive one year terms unless either party gives written notice of his/its intent not to renew at least 90 days prior to the expiring term.  The Amended and Restated Employment Agreement provides for an annual base salary of $225,000 during the initial term, subject to an annual review by the President and Chief Executive Officer in conjunction with the Board of Directors of the Company or a committee thereof who may increase, but not decrease, the annual base salary amount.  The Amended and Restated Employment Agreement also provides for both quarterly and annual targeted cash bonuses measured against financial criteria including Net Profit Before Taxes and Sales Gross Margin Dollars (as more specifically determined by the CEO in conjunction with the Board or a committee thereof).  The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $250,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan.

The Amended and Restated Employment Agreement provides for equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan (“Plan”) including stock options and shares of restricted stock as follows:  (1) on the effective date, an option to acquire Seventeen Thousand Five Hundred (17,500) shares of the Company's common stock under the Plan at the fair market value of such common shares as of the date of the award.  The term of the stock option award shall be five (5) years.  One-fourth of the stock options shall be vested immediately and equal shares shall vest thereafter on each of the next three anniversaries of the Award Agreement, subject to accelerated vesting in the event of a change in control as defined in the Amended and Restated Employment Agreement; (2) Mr. Thelen will be eligible for a stock option award on each annual anniversary at the discretion of the President and Chief Executive Officer and the Board or a committee thereof; (3) on the Effective Date, the Company shall grant Executive an equity award of Twelve Thousand Five Hundred (12,500) shares of restricted stock under the Plan at the fair market value of such common shares as of the date of the award.  All of the shares of restricted stock shall vest on the fourth anniversary of the Effective Date, subject to accelerated vesting in the event of (A) a change in control (as defined in the Amended and Restated Employment Agreement) based upon the time of occurrence of the change in control, or (B) upon the expiration of the initial term under the Amended and Restated Employment Agreement if the Company does not renew the Amended and Restated Employment Agreement; and (4) Mr. Thelen will be eligible for an award of shares of restricted stock on each anniversary of the Effective Date at the discretion of the President and Chief Executive Officer and the Board or a committee thereof.    The Amended and Restated Employment Agreement also provides for certain fringe benefits including medical insurance, three (3) weeks vacation, term life insurance, a car allowance of $900 per month, and reimbursement of travel and entertainment expenses.

On March 13, 2009, the Board of Directors approved a long-term, equity-based incentive program for members of the Company’s management that had been approved and recommended by the Company’s Compensation Committee.  The Board also approved the Compensation Committee’s recommendation for grants of restricted stock and non-qualified stock options under the program to approximately 23 individuals, including certain of the Named Executive Officers.  The purpose of the Program is to guide the recommendation of the Company’s President and Chief Executive Officer as to future grants of restricted stock and non-qualified stock options, which are available for issuance by the Company under its 2002 Amended and Restated Stock Incentive Plan.  All future grants must be approved by the Board’s Compensation Committee.  The equity awards granted to the Mr. Thelen on March 13, 2009, under the long-term incentive program are (i) 15,998 stock options at a fair market price of $3.50 and (ii) a restricted stock grant of 12,921.  The foregoing equity awards are subject to the 2002 Amended and Restated Stock Incentive Plan and the award agreements governing such grants.

The Amended and Restated Employment Agreement provides for certain payments to Mr. Thelen in connection with a termination of his employment which payments vary depending upon the circumstances of his termination.  The Amended and Restated Employment Agreement also provides for customary provisions relating to confidentiality of the Company’s information, non-competition with, and non-disparagement of, the Company and non-solicitation of customers and certain employees.

The Amended and Restated Employment Agreement provides for change in control benefits including the vesting of certain stock options and restricted stock and, if upon the change in control he is terminated Without Cause or he terminates his employment For Good Reason, then the Company will pay a pro rata bonus through the date of termination and, if Mr. Thelen delivers a release of claims, the Company will pay his Base Salary for a period of 12 months, all of the equity awards made to him under the Amended and Restated Employment Agreement, along with any other equity awards made to him prior to the Effective Date thereof that are still valid and existing at the time of a Change in Control, will immediately vest and any restrictions thereon will lapse,  and provide reimbursement for any premiums paid by Mr. Thelen for a period of one year from the Termination Date pursuant to the exercise of his COBRA rights.

In addition, Mr. Thelen and the Company entered into an Amended and Restated Special Change in Control Bonus Agreement (the “CIC Bonus Agreement”), which became effective January 6, 2009, and shall remain in force and effect until the earlier of a change in control or December 31, 2009 (the “Term”).  The CIC Bonus Agreement provides that in the event that Mr. Thelen's employment is terminated, during the Term, due to a termination by the Company without cause (as defined in the Agreement), death or Disability, at the time of a Change in Control transaction, or if the Company subsequently consummates a Change in Control transaction under certain conditions as provided in the CIC Bonus Agreement, then the Company shall pay Mr. Thelen a special bonus in the amount of $225,000.  The CIC Bonus Agreement, which was originally made effective on January 6, 2008, has been amended and restated in order to make the amount of the special bonus equivalent to Mr. Thelen’s annual base salary under his Amended and Restated Employment Agreement.

Change-of-Control and Severance Provisions

Each of the employment agreements for the Named Executive Officers provides for certain payments in connection with the termination of the executive's employment as described above.

The severance provisions for the named executives are generally the same except for the period for which the base salary and benefits are paid ("Severance Period") and as otherwise noted above.  The Severance Period for each executive is described in the description of his or her employment agreement.  Generally, in the event of the termination of an executive's employment, the executive is entitled to the following: (i) through the date of termination, his or her base salary, accrued benefits, accrued bonuses, and any vested incentive compensation (except in the case of termination by the Company for cause or in the event of any breach of any provision of the employment agreement by the executive); (ii) in the event of termination by the Company not for cause upon 90 days' prior notice, his or her base salary for the Severance Period from the date of notice of termination, payable in accordance with the Company's ordinary payroll practices, provided that during such time the executive is not employed by a competitor or in breach of his or her employment agreement; and (iii) in the event of termination as a result of permanent disability, his or her base annual salary in effect as of the date of the physician's determination of his or her disability, for a period of twelve (12) months following the date of disability (offset by any payments made pursuant to any disability benefit plans), payable in twelve (12) equal monthly installments commencing 30 days after the date of disability.  The executive's employment agreement also provides for the executive's agreement not to compete with the business of the Company, not to solicit or divert customers and not to employ employees of the Company for a period of one year following termination of his or her employment, provided that these provisions are not applicable in the event the Company terminates the executive's employment without cause upon 90 days' prior notice or does not renew his or her agreement upon the expiration of the initial or any renewal term, unless the Company elects to pay to the executive an amount equal to his or her base annual salary in effect as of the date of termination for a period of twelve (12) months following the date of termination, payable in twelve (12) equal monthly installments commencing 30 days after termination.

In addition, each of the current executive officers has entered into a Special Change in Control Bonus Agreement (the “CIC Bonus Agreement”) with the Company.  The term of such CIC Bonus Agreements is approximately two (2) years.  The CIC Bonus Agreement provides that in the event that the named executive’s employment is terminated, during the term, due to a termination by the Company without cause (as defined in the applicable executive’s employment agreement), death or disability, at the time of a Change in Control transaction, or if the Company subsequently consummates a Change in Control transaction under certain conditions as provided in the CIC Bonus Agreement, then the Company shall pay the named executive a special bonus in the amount stated in the CIC Bonus Agreement.

Compensation Committee Report

The responsibilities of the Compensation Committee are provided in its Charter, which has been approved by our Board of Directors.  In fulfilling its oversight responsibilities with respect to the Compensation Disclosure and Analysis included in this proxy statement, the Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management, and following such review, approved the inclusion of such Compensation Analysis and Disclosure in this proxy statement.

Submitted by the Compensation Committee
Michael A. Ruffolo and David G. Boucher

Executive Compensation Tables

The compensation of the Company’s executive officers is described in the tables that follow.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Award ($) (7)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified deferred Compensation Earnings ($)	All Other Compensation ($) (9)	Total ($)
Keith R. Coogan	2008	$480,000	$55,579	(2)	$190,554	$237,480	-	-	$94,800	$1,058,413
President & Chief	2007(1)	$76,508	$92,500		$50,733	$273,364	-	-	$15,800	$508,905
Executive Officer

Christopher C. Froman	2008(3)	$275,000	$158,462		$40,905	$97,564	-	-	$141,264	$713,195
Senior Vice President,
Sales and Marketing

Craig J. Propst	2008(4)	$147,231	$25,000		$7,549	$35,498	-	-	$47,083	$262,361
Current Senior Vice
President, Chief Financial Officer and Treasurer

Kevin G. Gregory	2008(5)	$189,577	$150,000		$269,817	$19,832	-	-	$455,353	$1,084,579
Former Senior Vice	2007	$359,661	$145,194		$62,362	$45,257	-	-	$23,458	$635,932
President &	2006	$294,231	$15,000		$24,328	$372	-	-	$39,808	$373,739
Chief Financial Officer

Keith Blachowiak	2008	$250,094	$202,761		$37,144	-	-	-	$99,243	$589,242
Senior Vice President of	2007	$228,423	$231,750		$24,994	-	-	-	$19,215	$504,382
Information Technologies	2006	$184,327	$111,000		-	$165,065	-	-	$10,797	$471,189

Luther K. Kearns	2008(6)	$188,462	$62,500		$16,491	$53,663	-	-	$82,315	$403,431
Senior Vice President,
Service Delivery
____________________

(1)	Mr. Coogan’s employment commenced on October 15, 2007. Mr. Coogan resigned as an officer and employee of the Company effective January 5, 2009.

(2)
Mr. Coogan voluntarily deferred his bonus that had been earned and approved for the second quarter of fiscal 2008 in the amount of $55,579.18.  In connection with his resignation as President and CEO, effective January 5, 2009, the Company and Mr. Coogan agreed that the bonus would be paid.  This bonus was paid on November 28, 2008.

(3)	Mr. Froman’s employment commenced on December 10, 2007. Mr. Froman was appointed CEO effective January 6, 2009.

(4)	Mr. Propst’s employment commenced on March 17, 2008. Mr. Propst was named CFO effective November 6, 2008.

(5)	Mr. Gregory’s employment was terminated on July 31, 2008.

(6)	Mr. Kearns’ employment commenced on March 17, 2008.

(7)
The stock award values represent the dollar amount of compensation cost recognized for financial statement reporting purposes for the fiscal years ended January 5, 2009 and January 5, 2008, in accordance with FAS 123(R).

(8)
The option award values represent the dollar amount of compensation cost recognized for financial statement reporting purposes for the fiscal years ended January 5, 2009 and January 5, 2008, in accordance with FAS 123(R).  The fair value of options at the date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

	Fiscal 2008	Fiscal 2007	Fiscal 2006
Expected term (years)	3.5	5.0	3.7
Risk free interest rate	2.1%	2.9%	4.7%
Volatility	50%	52%	52%
Dividend yield	0%	0%	0%

(9)	Amounts reported include severance payments, retention bonus, relocation bonus, car allowance, housing benefits, travel allowance, phone and entertainment allowance, and club dues.

(i)
For Mr. Coogan, the fiscal 2008 amount includes (i) $30,000 in temporary housing allowance, (ii) $54,000 in travel allowance and (iii) $10,800 in car allowance,  For fiscal 2007, the amount reported includes (i) $1,800 in car allowance, (ii) $5,000 temporary housing allowance and (iii) $9,000 in travel allowance.

(ii)
For Mr. Froman, the fiscal 2008 amount includes (i) $27,500 in temporary housing allowance prior to relocation, (ii) $42,900 in travel allowance, (iii) $57,892 in relocation bonus, (iv) $10,800 in car allowance, (v) $436 in insurance premiums and (vi) $1,736 in 401(k) employer match.

(iii)
For Mr. Propst, the fiscal 2008 amount includes (i) $7,500 in temporary housing allowance prior to relocation, (ii) $15,000 in travel allowance, (iii) $17,851 in relocation bonus, (iv) $5,000 in car allowance, and (v) $1,732 in 401(k) employer match.

(iv)
For Mr. Gregory, the amount reported in fiscal 2008 represents (i) $6,300 in car allowance, (ii) $1,750 in phone allowance, (iii) $3,408 in club dues, (iv) $25,000 in retention bonus, (v) $866 in insurance premiums, (vi) $2,300 in 401(k) employer match and (vii) $415,729 in severance payments.  For fiscal 2007, the amount reported represents (i) $7,466 in club dues, (ii) $10,800 in car allowance, (iii) $3,000 phone allowance and (iv) $2,192 in insurance premiums. For fiscal 2006, the amount reported includes (i) $7,718 in temporary housing allowance prior to relocation; (ii) $10,800 in car allowance, (iii) $20,690 in club dues, including $20,000 for initiation fee for company-owned club membership and $690 in monthly dues for said country club membership, and (iv) $600 in insurance premiums.

(v)
For Mr. Blachowiak, the fiscal 2008 amount includes (i) $30,000 in temporary housing allowance, (ii) $57,600 in travel allowance, (iii) $3,000 in phone allowance, (iv) $6,000 in car allowance, (v) $343 in insurance premiums and (vi) $2,300 in 401(k) employer match,  For fiscal 2007 the amount includes (i) $14,807in temporary housing allowance, (ii) $3,000 in phone allowance and (iii) $1,408 in 401(k) employer match. For fiscal 2006 the amount reported represents (i) temporary housing allowance of $10,428 and (ii) $369 in insurance premiums.

(vi)
For Mr. Kearns, the fiscal 2008 amount includes (i) $25,000 in temporary housing allowance, (ii) $45,000 in travel allowance, (iii) $9,000 in car allowance, (iv) $1,139 in insurance premiums and (v) $2,176 in 401(k) employer match.

GRANTS OF PLAN BASED AWARDS - 2008

								OTHER	OTHER		GRANT
								STOCK	OPTION	EXERCISE	DATE FAIR
								AWARDS:	AWARDS:	OR BASE	VALUE OF
		ESTIMATED FUTURE PAYOUT UNDER			STIMATED FUTURE PAYOUT UNDE			NUM BER OF	NUM BER OF	PRICE	STOCK
		NON-EQUITY INCENTIVE PLAN			EQUITY INCENTIVE PLAN			SHARES OF	SECURITIES	OF	AND
		AWARDS			AWARDS			STOCK OR	UNDERLYING	OPTION	OPTION
	GRANT	THRESHHOLD	TARGET	MAXIMUM	THRESHHOLD	TARGET	MAXIMUM	UNITS	OPTIONS	AWARDS	AWARDS
NAME	DATE	($)	($)	($)	(#)	(#)(1)	(#)	(#)	(#)	($ / SH)	(2)

Keith R.	1/6/2008	$185,000	$370,000	$462,500
Coogan(3)

Christopher C.	1/6/2008	$150,000	$300,000	$375,000
Froman(4)

Craig J.	3/17/2008	$62,500	$125,000	$156,250
Propst(5)	3/17/2008							6,250	25,000	$5.65	$89,900
	12/23/2008							12,500	17,500	$3.72	$70,552

Kevin G.	1/6/2008	$150,000	$300,000	$375,000
Gregory(6)

Keith	3/17/2008	$137,500	$275,000	$343,750
Blachowiak	4/24/2008							11,250			$66,375

Luther K.	3/17/2008	$125,000	$250,000	$312,500
Kearns(7)	3/17/2008							15,000	50,000	$5.65	$193,975
____________________

(1)	These amounts represent stock awards to be granted pursuant to the terms of the respective NEO's employment agreements over a three year period.

(2)
The grant date fair values are calculated based upon the methodology set forth in FAS 123(R) as reflected in the Company's financial statements, Note 2. Shares in the form of restricted stock are valued at the closing prices of the Company's common stock on the date of the grant.

(3)	Mr. Coogan’s employment commenced on October 15, 2007. Mr. Coogan resigned as an officer and employee of the Company effective January 5, 2009.

(4)	Mr. Froman’s employment commenced on December 10, 2007. Mr. Froman was appointed CEO effective January 6, 2009.

(5)	Mr. Propst’s employment commenced on March 17, 2008. Mr. Propst was named CFO effective November 6, 2008.

(6)	Mr. Gregory’s employment was terminated on July 31.2008.

(7)	Mr. Kearns’ employment commenced on March 17, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END – 2008
										EQUITY
							MARKET		EQUITY	INCENTIVE
							NUMBER	VALUE	INCENTIVE	PLAN
							OF	OF	PLAN	AWARDS:
				EQUITY			SHARES	SHARES	AWARDS:	MARKET OR
				INCENTIVE			OR	OR	NUMBER	PAYOUT
				PLAN			UNITS	UNITS	OF	VALUE OF
		NUMBER OF		AWARDS:			OF	OF	UNEARNED	UNEARNED
		SECURITIES	NUMBER OF	NUMBER OF			STOCK	STOCK	SHARES,	SHARES,
		UNDERLYING	SECURITIES	SECURITIES			THAT	THAT	UNITS	UNITS
		UNEXERCISED	UNDERLYING	UNDERLYING	OPTIONS		HAVE	HAVE	OR OTHER	OR OTHER
		OPTIONS	UNEXERCISED	UNEXERCISED	EXERCISE	OPTIONS	NOT	NOT	RIGHTS	RIGHTS
	GRANT	EXERCISABLE	OPTIONS	UNEARNED	PRICE	EXPIRATION	VESTED	VESTED	THAT HAVE	THAT HAVE
NAME	DATE	(1)	UNEXERCISABLE	OPTIONS	($)	DATE	(2)	(3)	NOT VESTED	NOT VESTED

Keith R.	10/15/2007	130,000			$7.90	4/5/2009
Coogan(4)

Christopher C	12/10/2007	50,000	50,000		$6.96	12/10/2012
Froman(5)	12/10/2007						25,000	$90,250

Craig J.	3/17/2008	5,000	20,000		$5.65	3/17/2013
Propst(6)	3/17/2008						6,250	$22,563
	12/23/2008	4,375	13,125		$3.72	12/23/2013
	12/23/2008						12,500	$45,125

Kev in G.
Gregory (7)

Keith	3/6/2006	50,000			$9.54	3/6/2011
Blachow iak(8	2/16/2007						8,438	$30,461
	3/1/2007						6,250	$22,563
	4/24/2008						11,250	$40,613

Luther K.	3/17/2008	12,500	37,500		$5.65	3/17/2013
Kearns(9)	3/17/2008						15,000	$54,150
___________________

(1)
Stock Options vest on a three year ratable vesting schedule, with one third of each award vesting each year except for Mr. Coogan’s stock options which were subject to a four year ratable vesting schedule.

(2)	Stock Awards vest on the fourth anniversary of the grant date, except for Mr. Coogan’s stock awards which were scheduled to vest on the third anniversary of the grant date.

(3)	Based on the closing price of $3.61 per share of the Company's common stock on January 5, 2009.

(4)	Mr. Coogan’s employment commenced on October 15, 2007. Mr. Coogan resigned as an officer and employee of the Company effective January 5, 2009.

(5)	Mr. Froman’s employment commenced on December 10, 2007. Mr. Froman was appointed CEO effective January 6, 2009.

(6)	Mr. Propst’s employment commenced on March 17, 2008. Mr. Propst was named CFO effective November 6, 2008.

(7)	Mr. Gregory’s employment was terminated on July 31.2008.

(8)	Mr. Blachowiak was issued discretionary restricted shares in 2007 that were not tied to his employment agreement.

(9)	Mr. Kearns’ employment commenced on March 17, 2008.

OPTION EXERCISES AND STOCK VESTED TABLE - 2008

		Option Awards		Stock Awards
		Number of		Number of
		Shares	Value	Shares	Value
		Acquired	Realized	Acquired	Realized
		On Exercise	On Exercise	on Vesting	on Vesting
Name	Date	(#)	($)	(#)	($)

Keith R. Coogan (1)

Christopher C. Froman (2)

Craig J. Propst (3)

Kevin G. Gregory (4)	2008			45,500	$155,155

Keith Blachowiak

Luther K. Kearns (5)

(1)	Mr. Coogan’s employment commenced on October 15, 2007. Mr. Coogan resigned as an officer and employee of the Company effective January 5, 2009.

(2)	Mr. Froman’s employment commenced on December 10, 2007. Mr. Froman was appointed CEO effective January 6, 2009.

(3)	Mr. Propst’s employment commenced on March 17, 2008. Mr. Propst was named CFO effective November 6, 2008.

(4)	Mr. Gregory’s employment was terminated on July 31.2008. Shares acquired represent vested restricted stock at a price of $3.41 per share, which vesting was accelerated on July 31, 2008.

(5)	Mr. Kearns’ employment commenced on March 17, 2008.

TABLE OF POTENTIAL PAYMENTS UPON CHANGE OF CONTROL

Name	Base Salary	Bonus	Value of Invested Options (6)	Value of UnInvested Restricted Stock (7)	Parachute Payment Excise Tax and Related Gross up	Total ($)

Keith R. Coogan (1)	$960,000	$740,000	$-	$288,800	$-	$1,988,800

Christopher C. Froman (2)	$-	$275,000	$-	$90,250	$-	$365,250

Craig J. Propst (3)	$-	$225,000	$-	$67,688	$-	$292,688

Kevin G. Gregory (4)	$-	$-	$-	$-	$-	$-

Keith Blachowiak	$-	$235,000	$-	$93,636	$-	$328,636

Luther K. Kearns (5)	$-	$245,000	$-	$54,150	$-	$299,150
______________________

(1)	Mr. Coogan’s employment commenced October 15, 2007. Mr. Coogan resigned as an officer and employee of the Company effective January 5, 2009.

(2)	Mr. Froman’s employment commenced on December 10, 2007. Mr. Froman was appointed CEO effective January 6, 2009.

(3)	Mr. Propst’s employment commenced on March 17, 2008. Mr. Propst was named CFO effective November 6, 2008.

(4)	Mr. Gregory’s employment was terminated on July 31, 2008.

(5)	Mr. Kearns’ employment commenced on March 17, 2008.

(6)
The value of unvested options was calculated by multiplying the number of shares underlying unvested options by the difference between $3.61, the closing market price of our common stock on January 5, 2009, and the exercise price of the options.

(7)
The value of unvested shares of restricted stock units was calculated by multiplying the number of shares underlying restricted stock units by $3.61, the closing market price of our common stock on January 5, 2009.

ALL OTHER COMPENSATION TABLE - 2008

Name	Year	Perquisites and Other Personal Benefits $	Tax Reimburse-ments $	Insurance Premiums $	Company Contributions to Retirement and 401(k) Plans $	Severance Payments/ Accruals $	Change in Control Payments / Accruals $	Total $
Keith Coogan(1)	2008	$94,800						$94,800
	2007	$15,800						$15,800

Christopher C. Froman(2)	2008	$139,092		$436	$1,736			$141,264
	2007							$0

Craig J. Propst(3)	2008	$45,351			$1,732			$47,083
	2007							$0

Kevin Gregory(4)	2008	$36,458		$866	$2,300	$415,729		$455,353
	2007	$21,266		$2,192				$23,458
	2006	$39,208		$600				$39,808

Keith Blachowiak	2008	$96,600		$343	$2,300			$99,243
	2007	$17,807			$1,408			$19,215
	2006	$10,428		$369				$10,797

Luther K. Kearns(5)	2008	$79,000		$1,139	$2,176			$82,315
	2007							$0
______________________

(1)	Mr. Coogan’s employment commenced October 15, 2007. Mr. Coogan resigned as an officer and employee of the Company effective January 5, 2009.

(2)	Mr. Froman’s employment commenced on December 10, 2007.

(3)	Mr. Propst’s employment commenced on March 17, 2008. Mr. Propst was named CFO effective November 6, 2008.

(4)	Mr. Gregory’s employment was terminated on July 31, 2008.

(5)	Mr. Kearns’ employment commenced on March 17, 2008.

DIRECTOR COMPENSATION

The Board of Directors fee schedule provides that the independent directors will receive an annual retainer of $80,000 for each such director’s service on the Board and any regular committees of the Board.  The annual retainer fee consists of $40,000 payable in cash and $40,000 in the form of shares of restricted stock.  The cash retainer is payable $10,000 per quarter.  In addition, each independent director who serves as a chair of a regular committee of the Board will receive an additional fee of $7,000 per year and an independent director who serves as the Chair of the Board will receive cash compensation of $84,000 (instead of $40,000), payable $7,000 per month.  Executive officers who serve as directors do not receive any additional compensation and Mr. Pomeroy’s compensation under his Consulting Agreement includes his service as a director.  See “Certain Relationships and Related Transactions.”

Under the compensation arrangement, the shares of restricted stock are granted, annually, in accordance with the Company’s 2002 Amended and Restated Outside Directors’ Stock Incentive Plan (“Directors’ Plan”) on the day of the Annual Meeting of the Stockholders of the Company to each independent director elected at the annual meeting.  The number of shares granted is the number equal to $40,000 based on the closing sales price of the Company’s common stock on the date of the grant.  The shares of restricted stock are subject to 4-year cliff vesting except for acceleration in special circumstances as determined by the Nominating and Corporate Governance Committee.  The equity component of the compensation arrangement approved by the Board of Directors includes amendments to the Directors’ Plan, which were approved by the stockholders of the Company at the 2008 annual meeting of stockholders.  Accordingly, the first grant of restricted shares under the current compensation arrangement were made on May 29, 2008, the date of the 2008 annual meeting of stockholders.

The following table presents the compensation paid to the company’s independent directors for their services in fiscal 2008.

Name	Year	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

David G. Boucher	2008	$40,000	$20,241					$60,241

Ronald E. Krieg	2008	$47,000	$14,991					$61,991

William H. Lomicka(4)	2008	$48,500	$41,097	(3)				$41,097

Richard S. Press	2008	$77,500	$14,222					$91,722

Vincent D. Rinaldi(4)	2008	$43,500	$46,734					$90,234

Michael A. Ruffolo	2008	$44,250	$13,834					$58,084

Jonathan Starr	2008	$59,000	$13,811					$72,811

Debra E. Tibey	2008	$69,250	$19,828					$89,078

Kenneth R Waters(4)	2008	$71,000	$44,928					$115,928

______________________

(1)
For most of fiscal 2007, all independent, non-employee directors received a quarterly cash retainer of $6,000 and fees for attendance at board and board committee meetings.  Commencing with the fourth quarter of fiscal 2007, the cash retainer was increased to $10,000 per quarter.  See the discussion of Director Compensation and Fees above. In addition, all independent, non-employee directors received an annual grant of restricted stock.

(2)
The stock awards and option awards represent the amount of compensation cost recognized for financial statement reporting purposes in accordance with FAS 123(R) as reflected in the Company's financial statements, Note 2.  The grant date fair market value for each independent director’s equity awards was as follows: David G. Boucher, $40,200 (2008), $27,555 (2006) and $32,340 (2007); Ronald E. Krieg, $21,876 (2008), $26,532 (2006) and  $23,001 (2007); William H. Lomicka, $22,044 (2008), $25,008 (2007); Richard S. Press, $40,200 (2008), $34,254 (2007); Vincent D. Rinaldi, $28,347 (2006) and $32,175 (2007); Michael A. Ruffolo, $40,200 (2008), $32,505 (2007); Jonathan A. Starr, $40,200 (2008), $32,505 (2007); Debra E. Tibey, $40,200 (2008), $26,829 (2006) and $31,416 (2007); Kenneth R. Waters, $27,225 (2006) and $30,954 (2007).  The aggregate number of stock awards and outstanding options, respectively, for each director at fiscal year-end was:  David G. Boucher, 13,300 and 0; Ronald E. Krieg, 10,246 and 0; William H. Lomicka, 0 and 0; Richard S. Press, 10,000 and 0; Vincent D. Rinaldi, 0 and 0; Michael A. Ruffolo, 10,000 and 0; Jonathan A. Starr, 10,000 and 0; Debra E. Tibey, 13,300 and 0; Kenneth R. Waters, 0 and 0.

(3)
Due to amendments approved to the Directors’ Plan in 2005 and 2006, the only stock option award made in fiscal 2006 was to Mr. Lomicka, whose option vested immediately.  As a result, his compensation reflects the full value of the grant at the time it was made.  Under the current Directors’ Plan, grants vest over time and only a pro rata portion is reflected as fair value.

(4)	Messrs. Lomicka, Rinaldi and Waters served as directors only for a portion of the 2008 fiscal year ending on the date of the 2008 Annual meeting of Stockholders on May 29, 2008.

Submitted by Board of Directors

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of two (2) members, Messrs. Michael A. Ruffolo and David G. Boucher, both of whom are independent directors and neither of whom is, or was formerly, an officer or employee of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock.  To the Company’s knowledge, during fiscal 2008, all Section 16(a) filing requirements were complied with except as noted below.

Mr. Keith Blachowiak, Senior Vice President of Operations and Chief Information Officer, failed to timely file a Form 4 for a restricted stock grant of 11,250 shares made on April 24, 2008.  Mr. Blachowiak also failed to timely file a Form 4 for 14,620 options granted on March 13, 2009 with an exercise price of $3.50 and a restricted stock grant of 6,809 shares made on March 13, 2009.

Mr. Luther K. Kearns, Senior Vice President – Service Delivery and Alliances, failed to timely file a Form 4 for 50,000 stock options awarded to him on March 17, 2008, and a restricted stock grant of 15,000 made on March 17, 2008.  Mr. Kearns also failed to timely file a Form 4 for 17,420 options granted on March 13, 2009 with an exercise price of $3.50 and a restricted stock grant of 14,070 shares made on March 13, 2009.

Mr. Peter J. Thelen, Senior Vice President – Sales & Marketing, failed to timely file a Form 4 for 15,998 options granted on March 13, 2009 with an exercise price of $3.50 and a restricted stock grant of 12,921 shares made on March 13, 2009.

Mr. Kevin G. Gregory, former Senior Vice President and Chief Financial Officer, failed to timely file a Form 4 for a restricted stock grant of 11,500 made on May 22, 2008.

Mr. John McKenzie, former Senior Vice President of Alliance and CPSG Sales, failed to timely file a Form 4 for a restricted stock grant of 6,250 made on March 7, 2008.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BACKGROUND

The Audit Committee of the Company engaged BDO Seidman, LLP ("BDO"), as its independent registered public accounting firm for the fiscal year ended January 5, 2009.  The appointment was ratified by the stockholders at the 2008 Annual Meeting and BDO accepted such appointment on May 29, 2008.  Representatives of BDO are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.  BDO was first engaged by the Company on July 24, 2006.

FEES PAID TO INDEPENDENT ACCOUNTANTS

The following table shows the fees paid or accrued by the Company for the audit and other services provided by the Company's independent accountants for the fiscal years 2008 and 2007:

	Fiscal 2008	Fiscal 2007

Audit Fees	$548,003	$678,357
Audit-Related Fees	$9,000	$44,781
Tax Fees
All Other Fees
Total	$557,003	$723,138

Audit Fees.  Audit fees consist of fees for the audit of our annual financial statements and the reviews of interim financial statements included in our quarterly reports on Form 10-Q and all services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees."  These services relate to, employee benefit plan audits, due diligence related to acquisitions, accounting consultations in connection with acquisitions, consultations related to internal control, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees for tax compliance, tax advice and tax planning services.

All Other Fees.  All other fees related to professional services rendered for services not reported in other categories above.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor.  This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee with the exception of minor incidentals for non-audit services.  For fiscal 2009, the Audit Committee pre-approved 100% of the audit fees, 100% of the audit-related fees, and 100% of the tax fees reported above.

PROPOSAL TO RATIFY APPOINTMENT OF BDO FOR FISCAL 2009

The Audit committee has engaged BDO as its independent registered public accounting firm for the 2009 fiscal year (ending January 5, 2010).  Stockholders will be asked to ratify this appointment at the Annual Meeting.

REQUIRED VOTE AND BOARD RECOMMENDATION

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s appointment of BDO Seidman, LLP, as independent auditors for the Company’s 2009 fiscal year.

PROPOSALS FOR NEXT ANNUAL MEETING

In order to be eligible for inclusion in the Company's proxy statement for the next annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company at its principal office, 1020 Petersburg Road, Hebron, Kentucky 41048, by December 28, 2009.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to our Secretary at the aforementioned address not later than January 1, 2010.  If we do not receive notice of such a stockholder proposal on or before January 1, 2010, our management will use its discretionary authority to vote the shares that they represent by proxy in accordance with the recommendations of the Board.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

By Order of the Board of Directors

/s/ Kristi Nelson

Kristi Nelson, Secretary

_______________________
Date

————————————————Detach Proxy Card here—————————————————————

Pomeroy IT Solutions, Inc.

POMEROY IT SOLUTIONS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 27, 2009

This proxy is Solicited on Behalf of the Board of Directors of the Company

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM EDT the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided ore return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The undersigned hereby constitutes and appoints Christopher C. Froman and Kristi P. Nelson, and each of them, true and lawful agents and proxies (”Proxies”), with full power of substitution and revocation in each, to attend the Annual Meeting of Stockholders of Pomeroy IT Solutions, Inc. to be held at 2:00 PM local time, on May 27, 2009, at the Cincinnati Airport Marriott, 2395 Progress Drive, Hebron, Kentucky, and any adjournment or postponement thereof, and thereat to vote all shares of common stock, par value $0.01 per share, of the Company, which the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side and such other business as may properly come before the meeting or any adjournment or postponement thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS LISTED BELOW

1.      Election of Directors

         Nominees:          (1) David G. Boucher,  (2) Christopher C. Froman,
                                    (3) Ronald E. Krieg, (4)  David B. Pomeroy, II,
                                    (5) Richard S. Press,  (6) Michael A. Ruffolo,
                                    (7) Jonathan Starr,  and (8) Debra E. Tibey

 For All Nominees  ☐         Withheld From All Nominees  ☐

☐ For all nominees, except vote withheld from the following nominee(s):

2.       Proposal to ratify appointment of BDO Seidman, LLP as independent auditors for the Company’s 2009 fiscal year              For  ☐     Against  ☐         Abstain  ☐

DATE ________________, 2009

Signature

Signature

Title(s)

Please sign exactly as name is printed hereon.  If shares are held jointly, each holder should sign.  If signing as executor or trustee or in similar fiduciary capacity, please give full title as such.  If a corporation, please sign full corporate name by President or other authorized officer.  If a partnership, please sign partner’s name by authorized person.